RATINGS:

Moody´s: "A1"

Standard & Poor´s: "A"

$25,000,000

Puerto Rico Industrial, Tourist, Educational, Medical and

Environmental Control Facilities Financing Authority (AFICA)

Revenue Bonds, Series D

(AFICA - SANTANDER Loan Program)

The bonds are being issued to fund loans to be made under a loan program established by Banco Santander Puerto Rico for small and medium size AFICA qualified projects.

The bonds have the following characteristics:

AFICA will issue the bonds and lend the proceeds to

The bonds do not constitute a debt of the Government of Puerto Rico. AFICA is required to pay the bonds solely out of loan repayments by Banco Santander Puerto Rico.

Interest on the bonds will accrue from their date of issuance and will be payable monthly on the first day of each month, commencing on October 1, 2001.

The bonds are due on December 1, 2021, subject to mandatory and optional redemption as described in this official statement. The yield of the bonds will be affected by the timing of payments on the loans to be funded by Banco

Santander Puerto Rico from the proceeds of the bonds.

The bonds are not subject to redemption prior to September 1, 2004, except upon the occurrence of an Event of

Taxability, as described herein.

The bonds will be registered under the Depository Trust Company´s book entry only system. Purchasers of the bonds will not receive certificates representing bonds purchased by them.

Under most circumstances, interest on the bonds will be exempt from Puerto Rico and U nited States taxes to residents of Puerto Rico. See "Tax Matters" beginning on page of this official statem ent.

Neither Banco Santander Puerto Rico nor AFICA intend to apply for listing of the bonds on a securities exchange. There is no assurance that a secondary public market for the bonds will develop.

Investing in the bonds involves risks. See "Bondholders´ Risks" beginning on page of this official statement.

The bonds do not constitute savings accounts or deposits of Banco Santander Puerto Rico and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The bonds rank equally with all other senior unsecured indebtedness of Banco Santander Puerto Rico, excep t deposit liabilities and other obligations that are subject to a preference over the bonds.

$25,000,000 6.15 % Term Bonds -- Price 100%

(plus accrued interest)

Santander Securities

Salomon Smith Barney Oriental Financial Services

Popular Securities Prudential Securities

August 15, 2001

No dealer, broker, sales representative or other person has been authorized by AFICA, Banco Santander Puerto Rico or the Underwriters to give any information or to make any representations other than those contained herein and, if given or made, any such other information or representations must not be relied upon as having been authorized by any of the foregoing. This Official Statement does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of the Bonds, by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. The information set forth herein with respect to AFICA and the Depository Trust Company ("DTC") has been obtained from AFICA and DTC, respectively, and all other information contained herein has been obtained from Banco Santander Puerto Rico and other sources that are believed to be reliable, but the Underwriters do not guarantee the accuracy or completeness of the information, and the information is not to be construed as a representation by the Underwriters or, except for the information concerning AFICA, as a representation by AFICA. The information and expressions of opinion set forth herein are subject to change without notice. Under no circumstances shall the delivery of this Official Statement or any sale made after its delivery create any implication that the affairs of Banco Santander Puerto Rico or AFICA have remained unchanged after the date of this Official Statement.

The order and placement of material in this Official Statement is not to be deemed a determination of relevance, materiality or importance. Investors must read the entire Official Statement and the information incorporated by reference herein to obtain information essential to the making of an informed investment decision.

In connection w ith the offering of the Bonds, the Underw riters may over-allot or effect transactions that stabilize or maintain the market prices of the Bonds at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

TABLE OF CONTENTS

Page Page

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . .

AFICA AND GOVERNING BOARD . . . . . . . . . . . .

AFICA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Governing Board . . . . . . . . . . . . . . . . . . . . . . . .

Outstanding Revenue Bonds and Notes of the

AFICA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

GOVERNMENT DEVELOPMENT BANK FOR

PUERTO RICO . . . . . . . . . . . . . . . . . . . . . . . . .

FORWARD-LOOKING STATEMENTS. . . . . . . . .

BANCO SANTANDER PUERTO RICO . . . . . . . . .

Where You Can Find More Information . . . . . .

Selected Financial Data . . . . . . . . . . . . . . . . . . .

Recent Developments . . . . . . . . . . . . . . . . . . . . .

THE PROGRAM . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SOURCES AND USES. . . . . . . . . . . . . . . . . . . . . . .

THE BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Book-Entry Only System . . . . . . . . . . . . . . . . . .

Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Selection and Notice of Redemption . . . . . . . . .

BONDHOLDERS´ RISKS . . . . . . . . . . . . . . . . . . . . .

REDEMPTION CONSIDERATIONS . . . . . . . . . . . .

The Risk of Non-origination . . . . . . . . . . . . . . . .

Prepayment and Yield Considerations . . . . . . . .

SOURCES OF PAYMENT AND SECURITY

FOR THE BONDS . . . . . . . . . . . . . . . . . . . . . . .

THE LOAN AGREEMENT . . . . . . . . . . . . . . . . . . .

Assignment by AFICA . . . . . . . . . . . . . . . . . . . .

Implementation of the Program Guide . . . . . . . .

Inspections; Reports . . . . . . . . . . . . . . . . . . . . . .

Maintenance of Qualified Projects . . . . . . . . . . .

Covenants as to Existence, Disposition of

Assets and Assignments . . . . . . . . . . . . . . .

Maintenance of Source of Income . . . . . . . . . . .

Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Events of Default and Remedies . . . . . . . . . . . . .

Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .

THE TRUST AGREEMENT . . . . . . . . . . . . . . . . . . .

Program Fund . . . . . . . . . . . . . . . . . . . . . . . . . . .

Bond Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Investment of Funds . . . . . . . . . . . . . . . . . . . . . .

Events of Default . . . . . . . . . . . . . . . . . . . . . . . .

Acceleration of Maturities . . . . . . . . . . . . . . . . .

Enforcement of Remedies . . . . . . . . . . . . . . . . . .

Supplemental T rust Agreements . . . . . . . . . . . . .

Amendments and Supplements to the Loan

Agreement . . . . . . . . . . . . . . . . . . . . . . . . .

Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .

RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

LEGAL INVESTMENT . . . . . . . . . . . . . . . . . . . . . .

UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . . . . .

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .

CONTINUING DISCLOSURE AGREEMENT . . . .

Appendix I - Form of Opinion of Bond

Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

i

SUMMARY

The following Summary is qualified in its entirety by the more detailed information appearing elsewhere in this Official Statement. No person is authorized to detach this Summary from this Official Statement or otherwise to use it without the entire O fficial Statem ent.

AFICA

The Puerto Rico Ind ustrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority

("AFICA"), a body corporate and politic constituting a public corporation and governmental instrumentality of the

Commonwealth of Puerto Rico ("Puerto Rico" or the "Commonwealth") created pursuant to Act No. 121 of June 27, 1977, as amended (the "Act").

Banco Santander Puerto Rico

Banco Santander Puerto Rico is the second largest financial institution in Puerto Rico. As of June 30, 2001, Banco

Santander Puerto Rico had total assets of approximately $7.4 billion and stockholders´ equity of $574 million. Banco

Santander Puerto Rico is a wholly owned subsidiary of Santander BanCorp, a bank holding company certified as a financial holding company. For more detailed information on Banco Santander Puerto Rico, please refer to the 2000 Annual Report (as defined herein) and the June 30, 2001Quarterly Report (as defined herein) all of which are incorporated by reference into this Official Statement and copies of which may be obtained from one of the nationally recognized municipal securities information repositories listed under Continuing D isclosure Agreement or by calling or writing to Banco Santander Puerto Rico, P.O. Box 362589, San Juan, Puerto Rico 00936, Attention: Investor Relations Department or by calling (787) 250-2590.

The Program

The net proceeds from the sale of the Bonds will be used by Banco Santander Puerto Rico to provide small and medium size loans (the "Qualified Loans") under a loan program (the "Program") established by Banco Santander Puerto Rico. The Qualified Loans will be made to borrowers (the "Users") to finance all or a portion of the costs incurred by such Users for projects which comply with the requirements and other criteria estab lished under the Program Guide (as defined herein), qualify for financing under the Act and satisfy the loan underwriting criteria of Banco Santander Puerto Rico (collectively, the "Qualified Projects"). In June of 1998, November of 1999 and August of 2000, AFICA issued $50,000,000 aggregate principal amount of Series A B onds, $25,000,000 aggregate principal amount of Series B Bonds, and $26,000,000 aggregate principal amount of Series C Bonds, respectively (as defined herein). Net proceeds from the sale of the Series A, Series B and Series C Bonds have been used or committed by Banco Santander Puerto Rico to fund approximately 40 Qualified Loans under the

Program.

Use of Proceeds

The proceeds from the sale of the Bonds will be loaned by AFICA to Banco Santander Puerto Rico pursuant to a loan agreement dated as of the d ate of delivery of the Bonds (the "Loan Agreement") between Banco Santander Puerto Rico and AFICA and will be used by Banco Santander Puerto Rico to (i) fund Qualified Loans under the Program and (ii) pay a portion of the co sts incurred in connection with the issuance of the Bonds.

The Bonds

General

The Bonds will be issued pursuant to a trust agreement dated the date of delivery of the Bonds (the "Trust Agreement") between AFICA and State Street Bank and Trust Company, N.A., trustee (the "Trustee"). The Bonds will be issued in the aggregate principal amount of $25,000,000. The Bonds will be dated their date of issuance and will be issued in registered form, without coupons, in denominations of $5,000 and any integral multiple thereof.

The princip al of the Bonds will be payable on December 1, 2021, subject to earlier redemption or acceleration. Certain payments of principal made under the Qualified Loans will be applied to the redemption of the Bonds. Interest on the Bonds will be computed on the basis of a 360-day year consisting of twelve thirty-day months. Interest on the Bonds will accrue from their date of issuance and will be paid on the first day of each month, commencing on October 1, 2001, or, if such day is not a Business Day, on the next Business Day thereafter (each such a date an "Interest Payment Date"). A "Business Day" is any day of the year other than Saturday, Sunday or other day on which commercial banks in San Juan, Puerto Rico or the City of New York, New York are not open for business to the general public.

ii

Book-Entry Only System

The Bonds will be registered under the DTC Book-Entry Only System, initially in the nam e of Cede & Co., as DTC´s nominee. This means that you will not receive a certificate for any bonds you purchase.

Redemption

The Bonds will not be subject to redemption prior to September 1, 2004, except upon the occurrence of an Event of

Taxability (as defined herein). Any redemption of the Bonds shall be made on an Interest Payment Date.

Mandatory Redemption Without Premium. The Bonds will be subject to mandatory redemption at a price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date, without premium: (i) in part, on the Interest Payment Date next succeeding September 1, 20 04, or such later Interest Payment Date as may be approved by AFICA, to the extent of any net proceeds of the Bonds that are not used by Banco Santander Puerto Rico to fund Qualified Loans by September 1, 2004; (ii) in whole or in part, on any Interest Payment Date occurring on or after September 1, 2004, to the extent of any Principal Distribution Amount and any Extraordinary Prepayment (each as defined herein) deposited with the Trustee under the Trust Agreement; and (iii) in whole, upon the occurrence of an Event of Taxability.

Mandatory Redemption With Premium. The Bonds will be sub ject to mandatory redemption, in whole or in part, on any Interest Payment Date occurring on or after September 1, 2004, to the extent of any Optional Full Prepayment (as defined herein) which is not used by Banco Santander Puerto Rico to originate Qualified Loans within 90 days after receipt of such Optional Full Prepayment, at the redemption prices set forth below (expressed as a percentage of the outstanding principal amount of such Bonds), plus accrued and unpaid interest to the redemption date:
Redemption Period	Redemption Price
(All dates inclusive)

September 1, 2004 to August 31, 2012	100½%
September 1, 2012 and thereafter	100¼%

Optional Redemption. The Bonds are subject to redemption at the option of Banco Santander Puerto Rico, in whole or in part, on any Interest Payment Date occurring on or after September 1, 2006, at the redemption prices set forth below (expressed as a percentage of the outstanding principal amount of such Bonds), plus accrued and unpaid interest to the redemption date:
Redemption Period	Redemption Price
(All dates inclusive)

September 1, 2006 to August 31, 2007	102%
September 1, 2007 to August 31, 2008	101%
September 1, 2008 and thereafter	100%

Sources of Payment and Security for the Bonds

The Bonds are limited obligations of AFICA payable so lely from revenues derived pursuant to the Loan Agreement and, to the extent provided in the Trust Agreement, moneys and securities in the funds and accounts under the Trust Agreement and certain investment income thereon.

The Bonds shall not constitute an indebtedness of the Commonwealth or of any of its political subdivisions or instrumentalities, other than AFICA, and neither the Commonwealth nor any such political subdivision or instrumentality, other than AFICA, shall be liable thereon.

The Bonds do not constitute savings accounts or deposits of Banco Santander Puerto Rico and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Banco Santander Puerto Rico will agree in the Loan Agreement to deposit with the Trustee in a bond fund created under the Trust Agreement (the "Bond Fund") amounts sufficient to pay, together with the moneys then on deposit therein, the

iii

principal of and premium, if any, and interest on the Bonds when due. Such deposit must be made on the day immediately preceding the date on which the corresponding amounts of principal of and premium, if any, and interest on the Bonds are due and payable. Pursuant to the Trust Agreement, AFICA will assign its interest in the Loan Agreement (except for certain reserved rights) to the Trustee as security for the Bonds. The obligations of Banco Santander Puerto Rico under the Loan Agreement rank equally with all other senior unsecured indebtedness of Banco Santander Puerto Rico , excep t deposit liabilities and other obligations that are subject to any priorities or preferences. Banco Santander Puerto Rico has the obligation to make the payments required by the Loan Agreement and the Trust Agreement notwithstanding the failure of any User to make the payments required under its respective Qualified Loan. The Bonds or the obligations of Banco Santander Puerto Rico under the Loan Agreement are not secured by any liens on the assets of Banco Santander Puerto Rico or by any collateral provided by the U sers und er the Q ualified Loans.

Bondholders´ Risks

The Bonds are sub ject to certain risks, including some that could affect the ability of Banco Santander Puerto Rico to meet its obligations to pay the principal of and premium, if any, and interest on, the Bonds. Prospective Bondholders are instructed to and should review the section entitled Bondholders´ Risks for a discussion of certain risks associated with an investment in the Bo nds.

Redemption Considerations

The effective yield to the beneficial owners of the Bonds and the average life of the Bonds will depend on certain circumstances which may result in the early redem ption of Bonds. No representations or guarantees are made as to the future rate of principal payments (including prepayments) on the Qualified Loans which may result in the redemption of Bonds prior to their maturity.

Tax Matters

In the opinion of Pietrantoni Méndez & Alvarez, LLP, Bond Counsel, under existing law (i) the Bonds and the interest thereon are exempt from Commonwealth income taxes and municipal property and license taxes, (ii) under certain circumstances, the Bonds are exempt from Commonwealth gift and estate taxes, (iii) the interest on the Bonds is not subject to income tax under the United States Internal Revenue Code of 1986, as amended (the "Code"), when received by (a) individuals who are bona fide residents of the Commonwealth during the entire taxable year in which such interest is received and (b) under certain circumstances, foreign corporations, including Commonwealth corporations, and (iv) the interest on the Bonds is not excludable from the gross income of the recipients thereof under Section 10 3(a) of the Code.

Ratings

The Bonds are rated "A1" by Moody´s Investors Service ("Moody´s") and "A" by Standard & P oor´s Ratings Services, a division of The McGraw- Hill Companies, Inc. ("S&P") and . There is no assurance that such ratings will remain in effect for any given period or that such ratings will not be revised downward or withdrawn entirely by such organizations if, in their sole judgment, circumstances so warrant. Any such downward revision or withdrawal of such ratings may have an adverse effect on the market prices of the Bonds. The ratings given to the Bonds reflect only the views of the abo ve rating organizations. An explanation of the significance of such ratings may be obtained only from S&P at 55 W ater Street, New York, New York 10041, telephone number (212) 208-8000 and from Moody´s at 99 Church Street, New York, New York 10007, telephone number (212) 553-0470. The ratings do not constitute a recomm endation to buy, sell or hold the Bonds.

Trustee

The Trustee is State Street Bank and Trust Company, N.A. The principal corporate trust office of the Trustee is located at 61 Broadway, New York, New York.

Continuing Disclosure

Banco Santander Puerto Rico will enter into an undertaking for the benefit of the Holders of the Bonds to file certain financial and operating information on an annual basis (and Banco Santander Puerto Rico will provide notice of certain events) with certain nationally recognized municipal securities information repositories and with any Commonwealth information depository pursuant to Rule 15c2-12 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

iv

Available Information

The Underwriters will provide without charge during the offering period for the Bonds, to each person to whom copies of this Official Statement are delivered, a copy of the Trust Agreement and the Loan Agreement on the written or oral request of such person. Requests for such information should be directed to the Underwriters at their principal offices. After the date of issuance of the Bonds, execution copies of these documents will be available at the offices of the Trustee.

OFFICIAL STATEMENT

$25,000,000

Puerto Rico Industrial, Tourist, Educational, Medical and

Environmental Control Facilities Financing Authority (AFICA)

Revenue Bonds, Series D

(AFICA - SANTANDER Loan Program)

INTRODUCTION

This Official Statement is provided to furnish information in connection with the offering and sale by the Puerto Rico

Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority ("AFICA") of its $25,000,000 Revenue Bonds, Series D (AFICA - SANTANDER Loan Program) (the "Bonds"), to be issued pursuant to a Trust Agreement (the "Trust Agreement") to be dated as of the date of delivery of the Bonds between AFICA and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"). The Bonds will be dated , mature, bear interest and be subject to redemption prior to maturity as more fully described on the cover page and herein.

This Official Statement includes the cover page, Appendix I and the following documents, all of which have been filed by Banco Santander Puerto Rico with each nationally recognized municipal securities information repository ("NRMSIR") and are incorporated herein by reference:

  Banco Santander Puerto Rico´s 2000 Annual Report to Shareholders (the "2000 Annual Report") which includes, among other things, the following: (i) Annual Report on Form 10-K of Banco Santander Puerto Rico for the fiscal year ended December 31, 2000 as filed by Banco Santander P uerto Rico with the Federal Deposit Insurance Corporation; and (ii) the consolidated financial statements of Banco Santander Puerto Rico for the years ended December 31, 2000 and 1999, together with the independent auditors´ report thereon, dated January 8, 2001 of Arthur Andersen LLP, San Juan, Puerto Rico, independent certified public accountants; and
  Banco Santander Puerto Rico´s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as filed by Banco Santander Puerto Rico with the Federal Deposit Insurance Corporation (the "June 30, 2001 Quarterly Report").

Any document containing comparable or supplemental information as that included in the 2000 Annual Report or the June 30, 2001 Quarterly Report filed by Banco Santander Puerto Rico with each NRMSIR after the date hereof and prior to the termination of any offering of the Bonds shall be deemed to be incorporated by reference into this Official Statement and to be part of this Official Statement from the date of filing of such document. Any statement contained herein or in any of the above described documents incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Official Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to co nstitute a part of this O fficial Statem ent.

Banco Santander Puerto Rico will provide without charge to any person to whom this Official Statem ent is delivered, on the written or oral request of such person, a copy of the 2000 Annual Report or the June 30, 2001 Quarterly Report. Requests for such documents should be directed to Banco Santander Puerto Rico, P.O. Box 362589, San Juan, Puerto Rico 00936, Attention: Investor Relations Department, or by calling (787) 250-2590.

A copy of the 2000 Annual Report or the June 30, 2001 Quarterly Report may be obtained by contacting a NRMSIR.

The address of each NRMSIR is set forth in Continuing Disclosure Agreement below.

The Bonds are being issued by AFICA (i) to fund small and medium size loans (the "Qualified Loans") under a loan program established by Banco Santander Puerto Rico (the "Program") and (ii) pay certain exp enses incurred in connection with the issuance and sale of the Bonds. Pursuant to a loan agreement to be dated as of the date of delivery of the Bonds (the "Loan Agreement") between AFICA and Banco Santander Puerto Rico, AFICA will loan the proceeds from the sale of the Bonds to Banco Santander Puerto Rico. Under the Loan Agreement, Banco Santander Puerto Rico will agree to provide Qualified Loans to borrowers (the "Users") to finance all or a portion of the costs incurred by such Users for projects which comply with the requirements and other criteria established under the Program G uide (as defined herein), qualify for financing under the Act and satisfy the loan underwriting criteria of Banco Santander Puerto Rico (collectively, the "Qualified Projects").

Payments to be made by Banco Santander Puerto Rico under the Loan Agreement are to be sufficient, together with other availab le funds, to pay the principal of and premium, if any, and interest on the Bonds, and will be assigned by AFICAto the Trustee for such purpose. T he obligations of Banco Santander Puerto Rico under the Loan Agreement are payable solely from the revenues of Banco Santander Puerto Rico and from any other moneys legally available therefor. The obligations of Banco Santander Puerto Rico under the Loan Agreement rank pari passu with all other senior unsecured indebtedness of Banco Santander Puerto Rico, except deposit liabilities and other obligations that are subject to any priorities or preferences.

The Bonds shall not constitute an indebtedness of the Commonwealth or of any of its political subdivisions or instrumentalities, other than AFICA, and neither the Commonwealth nor any such political subdivision or instrumentality, other than AFICA, shall be liable thereon. The Bonds are payable solely from the revenues and otherfunds provided therefor in the Trust Agreement and the Loan Agreement. The Bonds do not constitute savings accounts or deposits of Banco Santander Puerto Rico and are not insured by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency.

The descriptions and summaries under the captions The Program, The Trust Agreement and The Loan Agreement do

not purport to be complete and are subject to and qualified by reference to the provisions of the applicable complete documents, copies of which are available at the corporate trust office of the Trustee and, during the offering period of the Bonds, from the Underwriters. The agreements of AFICA with the Bondholders are fully set forth in the Trust Agreement and neither any advertisement of the Bonds nor this Official Statement is to be construed as constituting an agreement with the purchasers of the Bonds or the Bondholders. So far as any statem ents are made in this Official Statement involving matters of opinion, whether or not expressly so stated , they are intended as such and not as representations of fact. Copies of the documents mentioned in this paragraph are on file at the offices of AFICA and the Trustee.

AFICA AND GOVERNING BOARD

AFICA

AFICA is a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico. The Legislature of Puerto Rico determined that the development and expansion of commerce, industry, and health and educational services within Puerto Rico is essential to the economic growth of Puerto Rico and to attain full employment and preserve the health, welfare, safety and prosperity of all its citizens. The Legislature also determined that new methods of financing capital investments were required to promote industry in Puerto Rico and to provide modern and efficient medical facilities for the citizens of Puerto Rico. Accordingly, AFICA was created under Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the "Act"), for the purpose of promoting the economic development, health, welfare and safety of the citizens of Puerto Rico. AFICA is authorized to borrow money through the issuance of revenue bonds and to loan the proceeds thereof to finance the acquisition, development, construction and equipping of industrial, tourist, educational, medical and environmental pollution control and solid waste disposal facilities. AFICA has no taxing power. AFICA´s offices are located at Minillas Government Center, De Diego Avenue, Stop 22, San Juan, Puerto Rico 00940. AFICA´s telephone number is (787) 722-2525.

Governing Board

The Act provides that the governing board (the "Governing Board") of AFICA shall consist of seven members. The

President of Government Development Bank for Puerto Rico (the "GDB"), the Executive Director of Puerto Rico Industrial Development Company, the Executive Director of Puerto Rico Infrastructure Financing Authority, the President of the P uerto Rico Environmental Quality Board and the Executive Director of the Puerto Rico Tourism Company are each ex officio members of the Governing Board. The remaining two members of the Governing Board are appointed by the Governor of Puerto Rico. The following individuals are the current members of the Governing Board:

Name	Position	Term	Occupation
Juan Agosto Alicea	Chairman	Indefinite	President, Government Development Bank for
Puerto Rico
Gladys González	Member	Indefinite	President, Puerto Rico Environmental Quality
Board
Ramón Cantero Frau	Member	Indefinite	Secretary of Economic Development and
Commerce, and Executive Director, Puerto Rico
Tourism Company
William Riefkohl	Member	Indefinite	Executive Director, Puerto Rico Industrial
Development Company
Ramón Amador Bidot	Member	Indefinite	Executive Director, Puerto Rico Infrastructure
Financing Authority
William Lockwood Benet	Member	22-Jun-02	Financial Consultant, Lockwood Financial
Advisers, Corp.
Manuela Muñoz	Member	27-Jun-02	Attorney-at-Law

The Act provides that the affirmative vote of four members is sufficient for any action taken by the Governing Board. The following individuals are currently officers of AFICA:

José Pagán, Executive Director of AFICA, is also Executive Vice President of GDB, a position he assumed on February 21, 2001. Prior to joining GDB this year, Mr. Pagán held various positions in investment banking firms, accounting firms and other businesses during a 17-year period. Mr. Pagán also held the position of Executive Vice President of GDB during 1992. Mr. Pagán received a bachelor´s degree in engineering and applied science from Yale University and a master´s degree in finance from the New York University Graduate School of Business Administration.

Yesef Y. Cordero Lebrón, Assistant Executive Director of AFICA, is also Assistant to the President of GDB. He was appointed to these positions in 2001. Mr. Cordero received a B.A. in Political Science from the University of Michigan-Ann Arbor in 1992, a J.D . from the University of Puerto Rico in 199 5, and an M.B.A. in Finance and Corporate Accounting from the University of Rochester-New York in 1999. Prior to his appointment, Mr. Cordero worked in a law firm in Puerto Rico and with an institutional investor in the United States.

Griselle M. Robles Ortíz, Secretary of AFICA, is also Assistant Director of the Legal Division of GDB. Ms. Robles has been associated with GDB since 1989. She received a law degree from the University of Puerto Rico in 1983 and a M asters of Arts in sociology of law from the University of Wisconsin-Madison in 1986.

Outstanding Revenue Bonds and Notes of AFICA

As of December 31, 2000, AFICA had revenue bonds and notes issued and outstanding in the principal of approximately $3.4 billion. All such bond and note issues have been authorized and issued pursuant to trust agreements or resolutions separate from and unrelated to the T rust Agreement relating to the Bonds and are payable from sources other than the payments under the Loan Agreement. Under the Act, AFICA may issue additional bonds and notes from time to time to finance industrial, tourist, educational, medical or pollution control facilities. However, any such bonds and notes would be authorized and issued pursuant to other trust agreements or reso lutions separate from and unrelated to the Trust Agreement relating to the Bonds and would be payable from sources other than the payments under the Loan Agreement.

GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO

As required by Act No. 272 of the Legislature of Puerto Rico, approved May 15, 1945, as amended, GDB has acted as a financial advisor to AFICA in connection with the issuance and sale of the Bonds.

GDB is a public corp oration with varied governmental financial functions. Its principal functions are to act as financial advisor to and fiscal agent for Puerto Rico, its municipalities and its public corporations in connection with the issuance of bonds and notes, to make advances to public corp orations and to make loans to private enterprises that will aid in the economic development of Puerto Rico. The Underwriters have b een selected by GDB to act from time to time as Underwriters of its obligations and the obligations of Puerto Rico, its instrumentalities and public corporations. The Underwriters or their affiliates also participate in other financial transactions with GDB.

FORWARD-LOOKING STATEMENTS

This Official Statement, including information incorpo rated in this Official Statement by reference, contains certain

"forward-looking statements"concerning Banco Santander Puerto Rico´s operations, performance and financial condition, including its future economic performance, plans and objectives and the likelihood of success in developing and expanding its business. These statements are based upon a number of assumptions and estimates which are subject to significant uncertainties, many of which are beyond the contro l of Banco Santander Puerto Rico. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions are m eant to identify these forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements.

BANCO SANTANDER PUERTO RICO

Banco Santander Puerto Rico is Puerto Rico´s second largest financial institution with total assets of approximately $7.4 billion and total deposits of $4.5 billion and stockholders´ equity of $574 million at June 30, 2001. Banco Santander Puerto Rico is a Puerto Rico chartered commercial bank subject to regulation by the FDIC and the Puerto Rico Commissioner of Financial Institutions. It provides a wide range of financial products and services to a diverse customer base that includes small and medium-size businesses, large corporations and individuals. Banco Santander Puerto Rico operates one of Puerto Rico´s most extensive branch networks, with 76 branches strategically distributed across Puerto Rico, as well as an island-wide ATM network. In addition, Banco Santander Puerto Rico provides mortgage banking services through its wholly-owned subsidiary, Santander Mortgage Corporation ("Santander Mortgage"), which has five offices in Puerto Rico.

Banco Santander Puerto Rico is a wholly-owned subsidiary of Santander BanCorp, a bank holding company certified as a financial holding company under the Bank Holding Company Act of 1956, as amended. Banco Santander Central Hispano, S.A. ("BSCH") currently owns 80.5% of Santander BanCorp, directly and through its subsidiaries. BSCH had total assets of U.S. $ billion at June 30, 2001. BSCH is a financial group operating principally in Spain, other European countries and Latin America, and offering a wide range of financial products. BSCH , along with its consolidated subsidiaries was, at December 31, 2000, the third largest banking group in the Euro Zone in terms of market capitalization and one of the 15 largest banking groups in the world.

The principal offices of Banco Santander Puerto Rico are located at 207 Ponce de León Avenue, San Juan, Puerto Rico and the main telephone number is (787) 759-7070. Banco Santander Puerto Rico´s Internet web site is

http://www.santandernet.com.

Banco Santander Puerto Rico organizes its operations in three princip al lines of business: commercial banking, consumer banking and mortgage banking. Commercial banking is composed principally of branch-based commercial banking (including middle-market banking and certain specialized departments), corporate banking and construction lending. Consumer banking includes perso nal loans, cred it cards and certain other fee-based services. M ortgage banking, which is primarily conducted through Santander Mortgage, involves the origination and servicing of residential mortgage loans. Banco Santander Puerto Rico also offers comprehensive Internet and telephone b anking services.

For more detailed information on Banco Santander Puerto Rico, please refer to the 2000 Annual Report and the June

30, 2001 Q uarterly Report, all of which are incorporated by reference into this Official Statement and copies of which may be obtained from one of the nationally recognized municipal securities information repositories listed under Continuing Disclosure Agreement or by calling or writing to Banco Santander Puerto Rico, P.O. Box 362589, San Juan, Puerto Rico 00936, (787)759-7070.

Where You Can Find More Information

Banco Santander P uerto Rico and Santander BanCorp are subject to the information reporting requirements of the

Securities Exchange Act of 1934 (the "193 4 Act") and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the FDIC and the Securities Exchange Commission (the "Commission"), respectively. Such reports, proxy statements and other information filed by Banco Santander Puerto Rico and Santander BanCorp can be inspected and copied at the public reference facilities maintained by the FDIC at the Federal Deposit Insurance Corporation, 550 17th Street N.W., Washington, D.C. 20429 and by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, respectively. Also, said documents may be obtained by writing the FDIC´s Registration, Disclosure and Securities Operations Unit at 550 17th Street N.W., Rm. F-6043, Washington, D.C. 20429 or by calling (202) 898-8913 or by fax at (202) 898-3909 and by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Series A Preferred Stock of Banco Santander Puerto Rico and the Common Stock of Santander BanCorp are listed on the New York Stock Exchange. Reports, proxy statements and other information concerning Banco Santander Puerto Rico and Santander BanCorp can be inspected and copied at the office of the New York Stock Exchange ("NYSE") at 20 Broad Street, New York, New York 10005.

Selected Financial Data

The following table shows certain selected consolidated financial and operating data of Banco Santander Puerto Rico on a historical basis as of and for the six-month period ended June 30, 2000 and 2001, and for each of the five years in the period ended December 31, 2000. This information should be read together with Banco Santander Puerto Rico´s financial statements and the related notes, which are incorporated by reference herein. Financial information for the periods ended June 30, 2000 and 2001 is derived from unaudited financial statements, which, in the opinion of management, includ e all adjustments necessary for a fair presentation of the results of those periods. These adjustments consist only of normal recurring accruals. Results for the six-month period ended June 30, 2001 are not necessarily indicative of results for the full year.

						As of and for the Six
As of and for the Year Ended December 31,						Months Ended June 30,
	1996	1997	1998	1999	2000	2000	2001
	(Dollars in thousands)
Select ed Income
Statement Data:
Net interest income	$ 183,742	$ 211,187	$ 231,746	$ 253,675	$ 246,363	$ 126,237	$ 123,528
Non-interest income	35,272	48,597	53,443	45,331	56,017	27,947	26,482
Operating expenses	154,025	164,132	166,447	171,801	174,148	87,028	86,616
Net income	45,333	67,658	70,312	80,469	76,746	39,131	25,259
Selected Balance
Sheet D ata (period
end b alanc es):
Total assets	5,270,701	6,003,860	7,161,061	8,038,350	7,642,405	7,809,044	7,350,014
Earnings asse ts	4,861,887	5,584,165	6,929,288	7,796,678	7,392,386	7,538,750	7,126,119
Net loans	3,594,062	3,572,802	3,772,869	4,452,846	4,437,158	4,547,723	4,401,947
Allowance for loan	61,266	53,426	53,457	56,200	51,256	52,876	51,204
Losses
Deposits	3,903,304	3,529,342	3,722,401	4,061,252	4,966,976	4,198,485	4,529,068
Borrow ings	834,090	1,846,449	2,797,742	3,307,251	2,012,972	2,940,005	2,151,453
Common equity	450,692	516,575	449,499	481,366	489,690	507,913	508,864
Preferred equity	----------	-----------	65,250	65,250	65,250	65,250	65,250
Tota l equity	450,692	516,575	514,749	546,616	554,940	573,163	574,114

RECENT DEVELOPMENTS (IF ANY SINCE JUNE 30, 2001)

THE PROGRAM

Banco Santander Puerto R ico will use the net proceeds from the sale of the Bonds to provide Qualified Loans under the AFICA-Santander Loan Program (the "Program"). T he Program was established in June 1998 in order to fund Q ualified Loans to be made by Banco Santander Puerto Rico to Users for the purpose of paying all or a portion of the costs incurred by the Users related to Qualified Projects.

The terms and conditions for the origination and administration of the Q ualified Loans are contained in a program guide (the "Program Guide") adopted by Banco Santander Puerto Rico and AFICA. The Program Guide may be amended by AFICA and Banco Santander Puerto Rico from time to time as provided in the Trust Agreement.

The terms of the Qualified Loans will be negotiated between Banco Santander Puerto Rico and each User in accordance with the guidelines set forth in the Program Guide. The Qualified Loans will bear an annual fixed interest rate and may have terms of up to 20 years. The Qualified Loans are expected to have different amortization schedules, which may include balloon payments. Banco Santander Puerto Rico anticipates that, upon completion of the related Qualified Project, most Qualified Loans will pay principal and interest on a monthly basis. The Qualified Loans will be in amounts ranging from $200,000 to $8,000,000, except that Banco Santander Puerto Rico may originate one loan of up to $10,000,000 per series of AFICA bonds and loans of less than $200,000 with AFICA´s prior written approval. A User and its affiliates may obtain more than one Qualified Loan under the Program provided that no User and its affiliates may, in the aggregate, have more than $10,000,000 in Qualified Loans.

Optional Full Prepayments will be subject to a prepayment penalty imposed by Banco Santander Puerto Rico. Upon the Optional Full Prepayment of a Qualified Loan, Banco Santander Puerto Rico will have the option to use the amount prepaid to fund new Q ualified Loans, pro vided that no Qualified Loan will have a final maturity beyond the life of the Bonds.

The Qualified Loans will be subject to acceleration and prepayment upon certain events of default, including but not limited to the following events: (i) failure by the User to pay principal or interest when due, (ii) the User contests the validity or enforceability of its obligations under a Qualified Loan, (iii) certain events of bankruptcy or insolvency involving the User, (iv) failure by the User to perform or observe any covenant, condition or agreement on its part contained in its loan co ntract, (v) any representation or warranty made by a User shall prove to have been incorrect in any material respect, (vi) failure by the User to operate a Qualified Project in accordance with the Act or the P rogram Guide, and (vii) failure of a Project to q ualify as a Qualified Project under the Act or the Program Guide.

In June of 1998, AFICA issued $50,000,000 aggregate principal amount of revenue bonds (the "Series A Bonds") the proceeds of which were loaned to Banco Santander Puerto Rico and used by Banco Santander Puerto Rico to fund Qualified Loans . Approximately 99% of the proceeds from the sale of the Series A Bonds available to fund Qualified Loans have been disbursed or committed. Twenty-three Qualified Loans have closed and the principal amounts of such loans have ranged from $200,000 to $7,200,000, with the average being $2,099,609. The original term of these loans ranged from 5 years to 20 years, with an average original term of 11.96 years. The interest rate of these loans ranged from 7.5% to 9.25%.

On November 1999, AFICA issued $25,000,000 aggregate principal amount of revenue bonds (the "Series B Bonds") the proceeds of which were loaned to Banco Santander Puerto Rico and used by Banco Santander Puerto Rico to fund Qualified Loans. Approximately 99% of the proceeds from the sale of the Series B Bonds availab le to fund Qualified Loans have been disbursed or committed. Eight Qualified Loans have closed and one Qualified Loan has been approved and is expected to close within a few months. T he principal amounts of such loans have ranged from $262,500 to $6,000,000, with the average being $2,674,311. The average original term of these loans is 11.52 years. The interest rates of these loans ranged from 7.35% to 9.35%.

On August 2000, AFICA issued $26,000,000 aggregate principal amount of revenue bonds (the "Series C Bonds") the proceeds of which were loaned to Banco Santander Puerto Rico and used by Banco Santander Puerto Rico to fund Qualified Loans. Approximately 76% of the proceeds from the sale of the Series C Bonds available to fund Qualified Loans have been disbursed or committed. Five Qualified Loans have closed and two more Qualified Loans have been approved and are expected to close within a few months. The principal amounts of such loans have ranged from $390,000 to $10,000,000, with the average being $2,744,071. The average original term of these loans is 13.95 years. The interest rates of these loans ranged from 8.50% to 9.55%.

SOURCES AND USES

Set forth below are the estimated sources and uses of Bond proceeds, exclud ing accrued interest:
Sources
Principal Amount of the Bonds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 25,000,000
Original Issue (Discount)/Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 0
Banco Santander Puerto Rico Cash Contribution . . . . . . . . . . . . . . . . . . . . . . .	$ 107,000
Total Sources . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 25,107,000
Uses
Deposit to Program Fund(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 24,250,000
Underwriters´ Discount, Trustee Fee, Legal and P rinting Fees
and Expenses, and other Direct Costs of Issuance of the Bonds. . . . . . . . .	$ 857,000
Total Uses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 25,107,000

(1) Net of all expenses incurred in connection with the issuance and sale of the Bonds.

THE BONDS

General

The Bonds will be dated their date of issuance and will bear interest at such rate and will mature (subject to the rights of redemption described below) as set forth on the cover page of this Official Statement. Interest on the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Bonds will accrue from their date of issuance and will be paid on the first day of each month (or, if such first day is not a Business Day, on the next Business Day) commencing on October 1, 2001 until maturity or prior redemption. A "B usiness D ay" is any day of the year other than a Saturday, Sunday, or other day in which commercial banks in San Juan, Puerto Rico or the City of New York, New York are not open for business to the general public.

The Bonds will be issued as fully registered bonds without coupons in denominations of $5,000 or any integral multiple thereof. The Bonds will be registered under the DTC Book-Entry Only System described below. The principal or redemption price of and interest on the Bonds will be payable as described below under "Book-Entry Only System."

Book-Entry Only System

The following information concerning DTC and DTC´s book-entry system has been obtained from DTC, and AFICA, Banco Santander Puerto Rico, or the Underwriters do not take any responsibility for the accuracy thereof.

DTC will act as securities depository for the Bonds. The Bonds will be issued as fully registered bonds in the name of Cede & Co., DTC´s partnership nominee. One fully registered Bond will be issued for each maturity of the Bonds in the aggregate principal amount of such maturity, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DT C also facilitates the settlement of securities transactions among Direct Participants, such as transfers and pledges, in deposited securities through electronic book-entry changes in accounts of the Direct Participants, thereby eliminating the need for physical movement of securities. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of the D irect Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants;" and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

Purchases of Bonds under the DTC system must be made by or through Direct Participants which will receive a credit for the Bonds on DTC´s records. The ownership interest of each actual purchaser of each Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants´ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as p eriodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Bonds, except in the event that use of the DTC system for the Bonds is discontinued.

To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are registered in the name of

DTC´s partnership nominee, Cede & Co. The deposit of Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds. DTC´s records reflect only the identity of the D irect Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect

Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the Bonds of any maturity are being redeemed, DTC´s practice is to determine by lot the amount of the interest of each Direct Participant in such maturity to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an "Omnibus Proxy" to AFICA as soon as possible after the record date. T he Omnibus Proxy assigns Cede & Co.´s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal of and redemption premium, if any, and interest payments on the Bonds will be made to DTC. DTC´s practice is to cred it Direct Participants´ accounts on each Payment Date in accordance with their respective holdings shown on DTC´s records unless DTC has reason to believe that it will not receive payment on such date. Payments by P articipants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, Banco Santander Puerto Rico or AFICA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Each person for which a Participant acquires an interest in the Bonds, as nom inee, may desire to make arrangements with such Participant to receive a credit balance in the records of such Participant, and may desire to make arrangements with such Participant to have all notices of redemption or other communications to DTC, which may affect such persons, forwarded in writing by such Participant and to have notification made of all interest payments.

DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to AFICA or the Trustee. In such event, AFICA will try to find a substitute securities depository and, if unsuccessful, definitive Bonds will be printed and delivered. In addition, AFICA, in its sole discretion and without the consent of any other person, may terminate the services of DTC as securities depository with respect to the Bonds if AFICA determines that Beneficial Owners of such Bonds shall be able to obtain definitive Bonds. In such event, definitive Bonds will be printed and delivered as provided in the Trust Agreement and registered in accordance with the instructions of the Beneficial Owners.

So long as Cede & Co., as nominee of DTC (or any other nominee of DTC), is the registered owner of the Bonds, all references herein to the Bondholders or registered owners of the Bonds (other than under the heading "Tax Matters") shall mean Cede & Co., or such other nominee, in the capacity of nominee for DTC, and shall not mean the Beneficial Owners of the Bonds.

When reference is made to any action which is required or permitted to be taken by the Beneficial Owners, such reference shall only relate to those permitted to act (by statute, regulation or otherwise) on behalf of such Beneficial Owners for such purposes. W hen notices are given, they shall be sent by AFICA or the Trustee to DTC only.

For every registration of transfer or exchange of the Book-Entry Bonds, the Beneficial Owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

AFICA, the Trustee and Banco Santander Puerto Rico shall have no responsibility or obligation to any Participant or any Beneficial Owner with respect to (1) the accuracy of any records maintained by DTC or any Direct Participant or Indirect Participant, as described above; (2) the payment or timeliness of payment by DTC or any Direct P articipant or Indirect Participant of any amount due to any Beneficial Owner in respect of the principal amount or redemption price of or interest on the Bonds; (3) the delivery or timeliness of delivery by DTC or any Direct Participant or Indirect Participant of any notice to any Beneficial Owner which is required or permitted under the terms of the Trust Agreement to be given to Bondholders; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (5) any consent given or other action taken by DTC as Bondholder.

In the event that the book-entry only system is discontinued and the Beneficial Owners become registered owners of the Bonds, the following provisions will apply: The princip al of the Bonds and premium, if any, thereon when due will be payable upon presentation of the Bonds at the corporate trust office of the Trustee in New York, New Y ork, and interest on the Bonds will be paid by check mailed to the persons who were the registered owners as of the 15th day of the month immediately preceding the related Payment Date, as provided in the Trust Agreement. Bonds may be exchanged for an equal aggregate principal amount of Bonds in other authorized denominations and of the same maturity and interest rate, upon surrender thereof at the Trustee´s corporate trust office in New York, New York. The transfer of any Bond may be registered only upon surrender thereof to the Trustee along with a duly executed assignment in form satisfactory to the Trustee. Upon any such registration of transfer, a new Bond or Bonds of authorized denominations in an equal aggregate principal amount, of the same maturity, bearing interest at the same rate and registered in the name of the transferee will be executed by AFICA and authenticated by the Trustee. No charge may be made to the Bondholders for any exchange or registration of transfer of the Bonds, but any Bondholder requesting any such exchange shall pay any tax, fee or other governmental charge required to be paid with respect to such exchange or registration of transfer. The Trustee will not be required to exchange or to register the transfer of any Bond during the period of 15 days preceding the date of giving of notice of redemption or after any Bond or portion thereof has been selected for redemption.

According to DTC, the foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Redemption

The Bonds will not be subject to mandatory or optional redemption prior to September 1, 2004, except upon the occurrence of an Event of Taxability. Any redemption of the Bonds shall be made on an Interest Payment Date.

Mandatory Redemption Without Premium

The Bonds will be subject to mandatory redemption at a price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium: (i) in part, on the Interest Payment Date next succeeding September 1, 2004 or such later Interest Payment Date as may be approved by AFICA (which date shall not be less than 20 days from the date that notice of such redemption is received by the Trustee), to the extent of any net proceeds of the Bonds that are not used by Banco Santander Puerto Rico to fund Qualified Loans by September 1, 2004 or such later date as may be approved by AFICA; (ii) in whole or in part, on any Interest Payment Date occurring on or after September 1, 2004 (which date shall not be less than 20 days from the date that notice of such redemption is received by the Trustee), to the extent of any Principal Distribution Amount and any Extraordinary Prepayments (each as defined herein) deposited with the Trustee under the Trust Agreement; (iii) in whole, on the next Interest Payment Date occurring not less than 45 days after the receipt by the Trustee of notice of the occurrence of an Event of Taxability.

Mandatory Redemption with Premium

The Bonds will be sub ject to mandatory redemption, in whole or in part, on any Interest Payment Date occurring on or after September 1, 2004, to the extent of any Optional Full Prepayments (as defined herein) not used by Banco Santander Puerto Rico, at its option, to originate new Qualified Loans within 90 days after receipt of such Optional Full Prepayment by the Trustee, at the redemption prices set forth below (expressed as a percentage of the outstanding principal amount of such Bonds), plus accrued interest to the redemption date:
Redemption Period
(All dates inclusive)	Redemption Price

September 1, 2004 to August 31, 2012	100½%
September 1, 2012 and thereafter	100¼%

Optional Redemption

The Bonds are subject to redemption, at the option of Banco Santander Puerto Rico, in whole or in part, on any Interest Payment Date on or after September 1, 2006 (which date shall not be less than 45 days from the date that notice of such redemption is received by the Trustee) at the redemption prices set forth below (expressed as percentages of the outstanding principal amount of such Bonds), plus accrued interest to the redemption date:

Redemption Period
(All dates inclusive)	Redemption Price

September 1, 2006 to August 31, 2007	102%
September 1, 2007 to August 31, 2008	101%
September 1, 2008 and thereafter	100%

To exercise the foregoing optional redemption, Banco Santander Puerto Rico is required to deposit with the Trustee moneys necessary to effect such redemption on the 45th day immediately preceding the date on which the corresponding redemption price is due and payable.

"Cut-Off Date" means the last Business Day of each calendar month.

"Extraordinary Prepayment" means, with respect to any Interest Payment Date, any payment or other recovery of principal on any Qualified Loan (other than an Ordinary Principal Payment or an Optional Full Prepayment) which is received by Banco Santander Puerto Rico during the period commencing on the day immediately succeeding the Cut-Off Date contained in the third calendar month immediately preceding such Interest Payment Date and ending on the Cut-Off Date contained in the second calendar month immediately preceding such Interest Payment Date, consisting of (i) all proceeds received from any condemnation award or proceeds in lieu of condemnation, proceeds of any insurance or casualty in respect of such Qualified Loan, (ii) proceeds from the sale, assignment or other disposition of such Qualified Loan or the mortgaged property or other collateral securing such loan or any payment made by or on behalf of the related User (other than by Banco Santander Puerto Rico) upon the occurrence of an event of default thereon, or (iii) any amounts paid by Banco Santander Puerto Rico on behalf of the related User after a etermination by Banco Santander Puerto Rico that an event of default has occurred and is continuing under such Qualified Loan.

"Optional Full Prepayment" means, with respect to any Qualified Loan, any prepayment in full of the principal of such Qualified Loan.

"Ordinary Principal Payment" means, with respect to any Qualified Loan, any payment of principal due on such Qualified Loan in accordance with the amortization schedule at the time ap plicable thereto, any optional prepayment of less than the total outstanding amount of such Qualified Loan or any other principal payment due on such Qualified Loan received after its due date and not constituting an Extraordinary Prepayment or an O ptional Full Prepayment.

"Principal Distribution Amount" means, with respect to any Interest Payment Date, an amount equal to the sum of (i) the aggregate Ordinary Principal Payments received by Banco Santander Puerto Rico during the period commencing on the day immediately succeeding the Cut-Off Date contained in the third calendar month immediately preceding such Interest Payment Date and ending on the Cut-Off Date contained in the second calendar month immediately preceding such Interest Payment Date and (ii) on September 1, 2004 and each Interest Payment Date thereafter until December 1, 2021, the sum of $3,658.54 paid by Banco Santander Puerto Rico as partial payment of the costs of issuance of the B onds.

Selection and Notice of Redemption

At least 15 days (or at least 30 days in the case of an optional redemption or a mandatory redemption upon the occurrence of an Event of Taxability) before any redemption date, notice thereof will be sent by the T rustee via first-class mail, postage prepaid, to DTC, or if the Book-Entry Only System is discontinued as described above, by first-class mail, postage prepaid, to the registered owners of the Bonds to be redeemed. If less than all of the Bonds are called for redemption, the particular Bonds or po rtions thereof to be redeemed will be selected as provided below, except that so long as the Book-Entry O nly System shall remain in effect, in the event of any such partial redemption, DTC shall reduce the credit balances of the applicable Direct Participants in respect of the Bonds, and the Direct Participants and the Indirect Participants shall in turn select those Beneficial Owners whose ownership interests are to be extinguished by such partial redemption, each by such method as DTC or such Participants, as the case may be, in their sole discretion deem fair and appropriate.

Each notice of redemption shall set forth (a) the redemption date, (b) the redemption price, (c) if fewer than all of the Bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed, (d) that on the date fixed for redemption such redemption price will become due and payable upon each Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue on and after said redemption date, and (e) the place where such Bonds or portions thereof called for redemption are to be surrendered for payment of such redemption price. In case any Bond is to be redeemed in part only, the notice of redemption shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed portion of such Bond will be issued. Failure to mail such notice to any Holder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the Bonds of any other Holders. If less than all of outstanding Bonds are called for redemption, the Bonds or portions of Bonds to be redeemed shall be selected by lot by the T rustee in such manner as the T rustee in its discretion may determine and in integral multiples of $5,000.

If notice of redemption is given and if sufficient funds are on deposit with the T rustee to provide for the payment of the principal of and premium, if any, and interest on the Bonds (or portions thereof) to be redeemed, then the Bonds (or portions thereof) so called for redemption will, on the redemption date, cease to bear interest and shall no longer be deemed outstanding or be entitled to any benefit or security under the Trust Agreement.

BONDHOLDERS´ RISKS

Purchase of the Bonds involves a degree of risk. Prospective purchasers of the Bonds should give careful consideration to the matters referred to in the following summary as well as to other information set forth or incorporated by reference in this Official Statement.

Economic Conditions; Effects of Changes in Interest Rates

The net interest margin of Banco Santander Puerto Rico depends to a great extent on "rate differentials" consisting of the difference between the interest income it receives from its loans and investment securities and the interest expense it pays to obtain its dep osits and other funds. T hese rates are highly sensitive to many factors which are beyond Banco Santander Puerto Rico´s control, including general economic conditions and the policies of various governmental and regulatory authorities, in particular the Board of Governors of the Federal Reserve System.

Banco Santander Puerto Rico´s cash flows depend to a large extent upon the level of net interest income which is affected by changes in the volume and mix of earning assets, the level of rates earned on those assets, the volume of interest-bearing liabilities and the level of rates paid on those interest-bearing liabilities. Balancing the maturities of Banco Santander Puerto Rico´s assets in relation to maturities of liabilities involves estimates as to how changes in the general level of interest rates will impact the yields earned on assets and the rates paid on liabilities. Currently, Banco Santander Puerto Rico´s liabilities reprice or mature more quickly than its assets, a condition referred to as a "negative gap" position. Accordingly, when interest rates rise, Banco Santander Puerto Rico´s net interest income tends to be adversely impacted. Conversely, in a declining rate environment Banco Santander Puerto Rico´s net interest income is generally positively impacted. Increases in interest rates also can result in disintermediation, which is the flow of funds away from banks into direct investments, such as corp orate securities and other investment vehicles, which generally pay higher rates of return than financial institutions. In addition, a flattening of the "yield curve" (i.e., a decline in the difference between long and short-term interest rates), could adversely impact net interest income to the extent that Banco Santander Puerto Rico´s assets have a longer average term than its liabilities.

Lack of Geographic Diversification

Most of Banco Santander Puerto Rico´s business activities and credit exposure are concentrated with customers in Puerto Rico, Banco Santander Puerto Rico´s primary service area. Accordingly, Banco Santander Puerto Rico´s financial condition and results of operations are dependent to a significant extent upon the economic, political and business conditions prevailing from time to time in Puerto Rico. In add ition, Banco Santander Puerto Rico is also vulnerable to natural hazard risks such as hurricanes that may affect Puerto Rico. As a result, Banco Santander Puerto Rico could be more suscep tible to the effects of any such single development than a bank with greater geographic diversification. Any significant adverse economic, political or regulatory development in Puerto Rico or natural disaster could result in a downturn in loan o riginations, an increase in the level of non-performing assets and a reduction in the value of Banco Santander Puerto Rico´s loans, real estate owned and mortgage servicing portfolio.

Credit Risk

Banco Santander Puerto Rico establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level which is deemed to be appropriate by management based upon an assessment of prior loss experience, the volume and type of lending being conducted by Banco Santander Puerto R ico, industry standards, past due loans, economic conditions in Banco Santander Puerto Rico´s market area and other factors related to the co llectibility of Banco Santander Puerto Rico´s loan portfolio. Although management utilizes its best judgment in providing for loan losses, there can be no assurance that Banco Santander Puerto Rico will not have to increase its provisions for loan losses in the future as a result of future increases in non-performing assets or for o ther reasons. Any such increases in Banco Santander Puerto Rico´s provisions for loan losses or any loan losses in excess of Banco Santander Puerto Rico´s provisions with respect thereto could have an ad verse effect on Banco Santander Puerto Rico´s future financial condition and results of operations.

In particular, Banco Santander Puerto Rico has in recent years placed increased emphasis on consumer lending. Banco Santander Puerto Rico´s consumer loans are often unsecured, or secured by rapidly depreciating collateral, such as automobiles. In addition, borrowers in the market for consumer loans can be expected to be more severely affected by adverse macroeconomic developments than borrowers in other market segments. Accordingly, consumer lending represents a relatively higher degree of risk and could result in higher pro visions for loan losses.

Factors Relating to Regulation

Banco Santander Puerto Rico, as a Puerto Rico-chartered and FDIC-insured commercial bank, is subject to extensive federal and Puerto Rico governmental supervision and regulation which has as a primary goal the protection of depositors. For example, Banco Santander Puerto Rico is req uired to maintain reserves against deposits, and is subject to restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of other investments that may be made and the types of services that may be offered. In addition, Federal and Puerto Rico regulatory authorities have the power in certain circumstances to limit transactions, to limit Banco Santander Puerto Rico´s growth and to require Banco Santander Puerto Rico to maintain capital ratios in accordance with regulatory requirements.

No Additional Interest Upon Event of Taxability

The Loan Agreement will not require Banco Santander Puerto Rico to pay an additional amount to you if you have to pay United States income tax on the interest paid on the Bonds. Banco Santander Puerto Rico, however, may be liable to you if you have to pay income tax on such interest because of Banco Santander Puerto Rico´s failure to comply with the source of income covenants of the Loan Agreement. The source of income covenants are based on the provisions of the Code as in effect on the date of issuance of the Bonds. As a result, Banco Santander Puerto R ico will not be liable to you if interest paid on the Bonds is taxable under the Code due to any change in the tax laws occurring after the date of issuance of the Bond s.

Effect of Insolvency

Federal law provides that the claims of certain creditors of an insured depository institution, including claims of holders of the deposits of such an institution and certain claims for administrative expenses, have priority over other general claims of unsecured creditors of such institution in the event of a liquidation or other resolution by a receiver of such institution. As a result, depositors (including the FDIC, as the subrogee of such depositors) and such other priority claim holders are entitled to priority over the Bondholders in the event of a liquidation or other resolution by a receiver of Banco Santander Puerto Rico. A substantial portion of Banco Santander Puerto Rico´s liabilities consists of deposits.

Restrictions on Enforcement of Remedies

Upon the occurrence of an Event of Default, the Trustee may proceed to enforce any remedies under the Trust Agreement and the Loan Agreement. The enforcement of such remedies may be limited or restricted by laws relating to bankruptcy or receivership and rights of creditors generally and by application of general principles of equity applicable to the availability of certain remedies and may be substantially delayed and subject to judicial discretion in the event of litigation or statutory remedy procedures.

Bonds are not Secured by any Liens on Properties of Banco Santander Puerto Rico

The obligations of Banco Santander Puerto Rico under the Loan Agreement are general obligations thereof. The Bonds or the obligations of Banco Santander Puerto Rico under the Loan Agreement are not secured by any liens on the assets of Banco Santander Puerto Rico or by any collateral provided by the Users under the Qualified Loans. In the event of Banco Santander Puerto Rico´s bankruptcy, Bondholders will have no greater rights than general unsecured creditors of Banco Santander Puerto Rico.

Banco Santander Puerto Rico is not Restricted from Incurring Additional Borrowings or Taking Other Actions that could Impair its Ability to Pay the Bonds

The Loan Agreement does not impose limitations or otherwise restrict Banco Santander Puerto Rico from borrowing additional money, making capital expenditures, making acquisitions, transferring assets, paying dividends or engaging in transactions with affiliates, among others. In addition, the Loan Agreement does not require Banco Santander Puerto Rico to meet any specific financial tests or ratios. Banco Santander Puerto Rico co uld take any of these actions in a way that could affect its ability to repay the Bonds or result in a downgrade of the rating on the Bonds.

Redemption May Adversely Affect Your Return on the Bonds

The yield to maturity on the Bonds and the average life of the Bonds will be sensitive in varying degrees, among other things, to the rate and timing of principal payments (including prepayments) of the Qualified Loans which may result in the redemption of the Bonds. No representations or guarantees are made as to the future rate of principal payment (including prepayments) on the Qualified Loans or as to the yield to maturity of any Bonds.

Banco Santander Puerto Rico´s Credit Ratings May Not Reflect All Risks of an Investment in the Bonds

Banco Santander Puerto Rico´s credit ratings are an assessment of its ability to pay its obligations. Consequently, real or anticipated changes in Banco Santander Puerto Rico´s credit ratings will generally affect the market value of your Bonds. Banco Santander Puerto Rico´s credit ratings, however, may not reflect the potential impact of all risks related to market or other factors discussed above on the value of your Bonds.

The Future Value of the Bonds May be Affected by the Absence of a Secondary Market for the Bonds

There is currently no secondary market for the Bonds, and there can be no assurance that a secondary market will develop or if it does develop, that it will provide Bondholders with liquidity for their investment or that it will continue for the life of the Bonds.

The Future Value of the Bonds May be Affected by a Negative Change in the Rating of the Bonds

There is no assurance that the investment ratings initially assigned to the Bonds will not be lowered or withdrawn, which could adversely affect the value of and market for the Bonds.

REDEMPTION CONSIDERATIONS

The effective yield to Holders of the Bonds and the average life of the Bonds may vary depending on certain circumstances which may result in the early redemption of Bonds. Among such circumstances are the risk of non-origination of Qualified Loans, the schedule for the repayment of principal under the Qualified Loans, the timing of Extraordinary Prepayments and Optional Full Prepayments under the Qualified Loans, the inability of Banco Santander Puerto Rico to substitute a prepaid Qualified Loan with a new Qualified Loan and the occurrence of an Event of Taxability.

The Risk of Non-Origination

Although the Program has been structured to provide attractive interest rates for the Qualified Loans, and while Banco Santander Puerto Rico believes that sufficient Qualified Loans should be originated prior to the end of the origination period, there can be no assurance that all Bond proceeds can be used to fund Qualified Loans. Banco Santander Puerto Rico may be unable to originate Qualified Loans due to various factors, including the potential unattractiveness of the interest rates required under the Program when compared to prevailing market interest rates, economic conditions at the time of the origination of the Q ualified Loans or lack of eligible borrowers under the Program. In ad dition, the availability of future financings by AFICA or Banco Santander Puerto Rico under the Program at lower rates may reduce the number of Qualified Projects available for financing under the Program. Bond proceeds not used to originate Qualified Loans on or before the end of the O rigination Period will be ap plied for the mandatory redemption of the Bonds.

Prepayment and Yield Considerations

The prepayment experience of loans is influenced by a variety of economic, social and other factors, including the prevailing level of interest rates and the rate at which commercial borrowers default on their loans. T here is no readily accessible data or reliable information that could be used to indicate the historical prepayment or foreclosure experience of commercial loans similar to the Qualified Loans. The rate of prepayment on the Qualified Loans may also be influenced by the terms and structure of each Qualified Loan, the type of business the Users are engaged in, the financial situation of the Users and the type of Qualified Project. On Interest Payment Dates occurring on or after September 1, 2004, Ordinary Principal Payments, Extraordinary Prepayments and Optional Full Prepayments (excluding Optional Full Prepayments used to finance new Qualified Loans) will be app lied to redeem Bonds. In addition, the rate of redemption of the Bonds will be affected by the monthly payment required to be made by Banco Santander Puerto Rico in the amount of $3,658.54. This amount constitutes the repayment by Banco Santander Puerto Rico of the costs of issuance of the Bonds and is payable in 243 equal monthly installments, commencing on September 1, 2004. Such repayment by Banco Santander Puerto Rico of the costs of issuance of the Bonds will also affect the average life of the Bonds by causing an early redemption thereof.

Banco Santander Puerto Rico expects that the Bonds will be subject to mo derate prepayments for the following reasons: (i) the Qualified Loans will be made to Users at fixed interest rates that generally should be below or competitive with the interest rates generally available in the market for similar loans, (ii) under the Program Guide, a prepayment penalty is required to be imposed by Banco Santander P uerto Rico on Optional Full Prepayments, and (iii) Banco Santander Puerto Rico has the right to apply Optional Full Prepayments to finance new Qualified Loans. No assurance can be given, however, as to the future rate of principal payments (including prepayments) on the Qualified Loans. Optional Full Prepayments which are not used by Banco Santander Puerto Rico to finance new Qualified Loans will be applied to redeem Bonds. Such redemption would affect the average life of the Bonds.

The Bonds are not subject to redemption prior to September 1, 2004, except upon the occurrence of an Event of Taxability. On September 1, 2004 and any Interest Payment Date thereafter, the Bonds will be subject to mandatory redemption from (i) Ordinary Principal Payments, Extraordinary Prepayments and Optional Full Prepayments (excluding Optional Full Prepayments used to finance new Q ualified Loans) and (ii) the monthly payments by Banco Santander Puerto Rico of the co sts of issuance financed with bond proceeds. Since no assurance can be given that all the Bond proceeds will be applied to originate Qualified Loans during the life of the Program, there can be no certainty during any period or over the life of the Bonds as to the amount or rate of the Ordinary Principal Payments, Extraordinary Prepayments and O ptional Full Prepayments that will be received on the Qualified Loans. Banco Santander Puerto Rico expects, however, that on September 1, 2004, the first date when the Bonds become subject to redemption, the principal payments on the Qualified Loans received on or before such date will be applied to redeem Bonds, which may result in a larger redemption of Bonds on such date.

The following table is for illustration purposes only, and is intended to demonstrate the effect that the redemption of a Bond may have on the expected yield of such Bond to the redemption dates shown below. The yields presented below were calculated based on a redemption of a Bond at par and assuming a redemption price of 100½% from September 1, 2004 to August 31, 2012 and at a redemption price of 100¼% from September 1, 2012 and thereafter. The yields are computed based on a coupon of 6.15%, a purchase price of 100¼%, a settlement date of August 23, 2001, a 360-day year consisting of twelve thirty-day months and monthly interest payments on the Bonds. Such yield computations do not take into account the redemption of the Bonds at various redemption dates or dates other than the ones presented below.
Redemption Date	Yield
(as of September 1of
the years below)	At Par	With Premium

2004	6.15%	6.301%
2005	6.15	6.260
2006	6.15	6.235
2007	6.15	6.219
2008	6.15	6.207
2009	6.15	6.198
2010	6.15	6.191
2011	6.15	6.186
2012	6.15	6.166
2013	6.15	6.164
2014	6.15	6.163
2015	6.15	6.161
2016	6.15	6.160
2017	6.15	6.159
2018	6.15	6.158
2019	6.15	6.158
2020	6.15	6.157
2021	6.15	6.156

Premium s paid upon mand atory redemptions pursuant to Optional Full Prepayments.

The extent to which any Bonds are purchased at a discount or a premium and the timing of principal payments (including prepayments) will determine the extent to which the yield to maturity of a Bond may vary from the anticipated yield.

SOURCES OF PAYMENT AND SECURITY FOR THE BONDS

The Bonds are limited obligations of AFICA payable solely from revenues derived pursuant to the Loan Agreement and from such other amounts as may be available to the Trustee under the Trust Agreement. Pursuant to the Trust Agreement, AFICA will assign its interest in the Loan Agreement (except certain rights of AFICA to indemnification, exemption from liabilities, notices and the payment of costs and expenses) to the Trustee as security for the Bonds. The Bonds or the obligations of Banco Santander Puerto Rico under the Loan Agreement are not secured by any liens on the assets of Banco Santander Puerto Rico or by any collateral provided by the Users under the Qualified Loans. The Bonds will not constitute a charge against the general credit of AFICA and will not constitute an indebtedness of Puerto Rico or any of its political subdivisions or instrumentalities other than AFICA with respect to the Bonds. AFICA has no taxing power.

Under the Loan Agreement, Banco Santander Puerto Rico will agree to deposit with the Trustee in the Bond Fund amounts sufficient to pay, together with the amounts then on dep osit therein, principal of and premium, if any, and interest on the B onds. Such deposit must be made on the Business Day immediately preceding the date on which the corresponding amounts of principal, premium, if any, and interest are due and payable. Pursuant to the Trust Agreement, AFICA will assign its interest in the Loan Agreement (except certain rights of AFICA to indemnification, exemption from liability, notices and the payment of costs and expenses) to the Trustee as security for the Bonds.

THE LOAN AGREEMENT

The following is a summary of certain provisions of the Loan Agreement. This summary does not purport to be comprehensive or definitive and is qualified by reference to and is subject to the provisions of the Loan Agreement, copiesof which may be obtained during the offering period from the Underwriters and thereafter from the Trustee.

The Loan Agreement will provide for the financing of a portion of the costs of the Program. Pursuant to the Loan Agreement, AFICA will issue the Bonds and loan the proceeds from the sale thereof to Banco Santander Puerto Rico (the "Loan"). Banco Santander Puerto Rico will agree to make payments directly to the Trustee which, together with amounts then held in the Bond Fund established under the Trust Agreement will be sufficient to make the payments of principal of and premium, if any, and interest on the Bonds as the same become due at maturity, upon redemption or acceleration. Such deposit must be made on the Business Day immediately preceding the date on which the corresponding amounts of principal, premium, if any, and interest are due and payable.

The obligations of Banco Santander Puerto Rico under the Loan Agreement are stated to be absolute and unconditional without right of set-off for any reason. The obligations of Banco Santander Puerto Rico under the Loan Agreement ran pari passu with all other senior unsecured indebtedness of Banco Santander Puerto Rico, except deposit liabilities and other obligations that are subject to any priorities or preferences. In a liquidation or other resolution of Banco Santander Puerto Rico, the obligations of Banco Santander Puerto Rico under the Loan Agreement would be treated differently from, and holders of the Bonds could receive, if anything, significantly less than holders of, deposit liabilities of Banco Santander Puerto Rico.

Banco Santander Puerto Rico will use the proceeds of the Bonds to (i) fund Qualified Loans under the Program and (ii) pay a portion of the costs incurred in connection with the issuance of the Bonds. On the date the Bonds are issued, Banco Santander Puerto Rico will receive the net proceeds thereof and will be entitled to invest such moneys until Qualified Loans are originated. Any gain or income realized by Banco Santander Puerto Rico from such investments will be the property of Banco Santander Puerto Rico.

Assignment by AFICA

AFICA will assign all of its rights, title and interest in the Loan Agreement (except for certain rights reserved under the Loan Agreement) and will pledge and assign to the Trustee any payments, receipts and revenues receivable by it (except as aforesaid) under or pursuant to the Loan Agreement and the income earned by the investment of funds held under the T rust Agreement, as security for payment of the principal of and premium, if any, and interest on the Bonds. Except as provided in the preceding sentence, AFICA will not sell, assign or otherwise dispose of its interest in the Loan Agreement or the payments, receipts and revenues of AFICA derived under the Loan Agreement.

Implementation of the Program Guide

The net proceeds of the Loan shall be applied solely for the purposes and upon the conditions set forth in the Loan Agreement and the Program Guide for the making of Qualified Loans by Banco Santander Puerto Rico and not for any other purpose; provided, however, that prior to the making of Qualified Loans such moneys may be invested and reinvested by Banco Santander Puerto Rico.

Inspections; Reports

Banco Santander Puerto Rico shall require each User to allow AFICA and the T rustee, through their respective officers, employees, consultants and other authorized representatives, to have access, during normal business hours and upon reasonable prior notice, to enter upon and examine and inspect each Qualified Project to determine its compliance with the Act. Banco Santander Puerto Rico shall similarly allow AFICA and the Trustee to examine certain books and records of Banco Santander Puerto Rico for purposes of ascertaining whether Banco Santander Puerto Rico has complied with the agreements and obligations under the Loan Agreement and the Program Guide.

Maintenance of Qualified Projects

Banco Santander Puerto Rico shall require that each User agree in writing to, at all times, at its sole cost and expense, maintain, preserve and keep such User´s Qualified Project in good repair, working order and condition and cause to be made all needed and proper repairs, replacements and renewals; provided, however, that a U ser will have no ob ligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of such Qualified Project, the maintenance, repair, replacement or renewal of which becomes uneconomic to such User because of damage or destruction or obsolescence or change in economic or business conditions, or change in government standards o r regulations. Banco Santander Puerto Rico shall further require that each User agree in writing to covenant that it will not permit, commit or suffer any waste of the whole or any major part of such User´s Qualified Project, and shall not use or permit the use of its Qualified Project, or any part thereof, for any unlawful purpose or permit any nuisance to exist thereon.

Covenants as to Existence, Disposition of Assets and Assignments

Banco Santander Puerto Rico, so long as the Bonds are outstanding, will maintain its existence, will not dispose of all or substantially all of its assets and will not acquire, consolidate with or merge into another person; provided, however, that Banco Santander Puerto Rico may acquire, consolidate with or merge into another person, or transfer to another person all or substantially all of its assets and thereafter dissolve, if (i) the successor or transferee is solvent and irrevocably and unconditionally assumes in writing all the obligations of Banco Santander Puerto Rico under the Loan Agreement and the Trust Agreement; (ii) such consolidation, merger or transfer shall not cause an Event of Taxability; (iii) such consolidation, merger or transfer shall not cause the then current rating of the Bonds o be lowered, suspended or withdrawn; and (iv) immediately after such consolidation, merger or transfer neither

Banco Santander Puerto Rico nor such successor or transferee(if other than Banco Santander Puerto Rico) shall be in default in the performance or observance of any duties, obligations or covenants under the Loan Agreement.

Banco Santander Puerto Rico may assign its interest in the Loan Agreement, in whole, without the consent of AFICA or the Trustee, if it meets the following requirements:

  prior to the proposed assignment, the Trustee and AFICA are provided with proof satisfactory to them by Banco Santander Puerto Rico (which may include an opinion from counsel approved by the Trustee) that, as a result of such assignmentor the terms thereof, interest payable on the Bonds will continue to constitute Puerto Rico source income under the Code;
  Banco Santander Puerto Rico shall at least 30 days prior to such assignment of the Loan Agreement, notify AFICA and the Trustee;
  concurrently with such assignment, Banco Santander Puerto Rico shall assign all rights, title and interest with respect to the Qualified Loans financed with proceeds of the Loan to the assignee;
  the assignee shall, in a certificate delivered to AFICA and the Trustee, which certificate shall be in a form reasonably satisfactory to AFICA and the Trustee, expressly assume, and agree to pay and to perform, all of the obligations of Banco Santander Puerto Rico under the Loan Agreement and the Program Guide or otherwise assumed by Banco Santander Puerto Rico in connection with Qualified Loans which shall have been assigned to it; and
  the assignee shall deliver to AFICA and the Trustee a certificate executed by its chief financial officer (or other executive officer performing similar functions) stating that none of the obligations, covenants and performances under the Loan Agreement and the Program Guide assumed by it will conflict with or constitute on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or under any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.

Notwithstanding any of the foregoing, no assignment of the Loan Agreement shall relieve Banco Santander Puerto Rico of the obligation to make the payments required by the Loan Agreement.

Maintenance of Source of Income

In the Loan Agreement, Banco Santander Puerto Rico covenants that it will conduct its business so that at all times all interest paid or payable on the Bonds will constitute income from sources within Puerto Rico under the general sourcing rules of the Code as in effect on the date of issuance of the Bonds. Banco Santander Puerto Rico is required to provide evidence annually in the form of an independent accountant certificate of whether it has complied with this covenant. If at any time such certificate shall show that interest paid or payable on the Bonds has ceased to constitute income from sources within P uerto Rico under the general sourcing rules of the Code as in effect on the date of issuance of the Bonds, and such interest would not otherwise be exempt from U.S. income tax when received by a Qualifying Bondholder, an "Event of Taxability" shall be deemed to have occurred and the Trustee shall send written notice to the Borrower and AFICA within five B usiness D ays of the receipt of such certification stating that an Event of Taxability has occurred and thereupon call the Bonds for redemption. A "Qualifying Bondholder" is (i) an individual who during the entire taxable year with respect to which an Event of Taxability occurred is a bona fide resident of Puerto Rico, or (ii) a Puerto Rico corporation or other foreign corporation (for purposes of the Code) that is not engaged in any trade or business in the United States.

The Loan Agreement will not require Banco Santander Puerto Rico to pay an additional amount to you if you have to pay United States income tax on the interest paid on the Bonds. Banco Santander Puerto Rico, however, may be liable to you if you have to pay income tax on such interest because of Banco Santander Puerto Rico´s failure to comply with the source of income covenants of the Loan Agreement. The source of income covenants are based on the provisions of the Code as in effect on the date of issuance of the Bonds. As a result, Banco Santander Puerto Rico will not be liable to you if interest paid on the Bonds is taxable under the Code due to any change in the tax laws occurring after the date of issuance of the Bonds.

Indemnity

Under the Loan Agreement, Banco Santander Puerto Rico will also agree to indemnify AFICA against any claims or liabilities arising from the operation of a Qualified Project or any part thereof financed with proceeds of Qualified Loans or its participation in the funding of the Program and certain other liabilities, and will agree to pay the fees and expenses of AFICA and the Trustee.

Events of Default and Remedies

Each of the following is an event of default under the Loan Agreement:

  failure by Banco Santander Puerto Rico to pay the principal of and premium, if any, and interest on the Bonds when the same shall become due and payable;
  failure by Banco Santander Puerto Rico to make other payments (excluding (a) above) required by the Loan Agreement if such failure shall continue for a period of 30 days after written notice thereof, unless a written extension is granted by AFICA and the Trustee prior to its expiration;
  failure by Banco Santander Puerto Rico to observe or perform certain other covenants, conditions or agreements under the Loan Agreement or the Program Guide, other than (a) and (b) above, and continuation of such failure for 30 days after written notice thereof, unless a written extension thereof is granted by AFICA and the Trustee prior to its expiration; provided, however, that if such failure cannot be corrected within such thirty-day period, it will not constitute an event of default if corrective action is commenced by Banco Santander Puerto Rico during such period and diligently pursued until such failure is corrected; or
  certain events of bankruptcy, receivership, insolvency, liquidation or similar proceedings involving Banco Santander Puerto Rico.

If by reason of Force Majeure (as defined in the Loan Agreement), Banco Santander Puerto Rico is unable to perform any of its obligations under (c) above (other than its obligation to maintain its existence), Banco Santander Puerto Rico will not be deemed to be in default during the continuance of such inability, including a reasonable time for the removal of the effect thereof.

AFICA has no power to waive any default under the Loan Agreement or extend the time for the correction of any default which could become an event of default without the consent of the Trustee.

Upon the occurrence of the event of default, subject to the provisions of the Trust Agreement, the Trustee, as assignee of AFICA´s rights, may declare all unpaid amounts payable under the Loan Agreement in respect of the Bonds to be immediately due and payable and may take any action at law or equity necessary to enforce any obligation of Banco Santander Puerto Rico under the Loan Agreement.

Amendments

The Loan Agreement and the Program Guide may not be amended, changed, modified, altered or terminated, except in accordance with the terms of the T rust Agreement.

THE TRUST AGREEMENT

The following is a summary of certain provisions of the Trust Agreement. This summary does not purport to be comprehensive or definitive and is qualified by reference to and is subject to the provisions of the Trust Agreement, copies of which may be obtained during the offering period from the Underwriters and thereafter from the Trustee.

Under the Trust Agreement, AFICA will assign to the Trustee for the benefit of the Bondholders all of AFICA´s right, title and interest in the Loan Agreement (except for certain rights of AFICA under the Loan Agreement to indemnification, exemption from liability, notices and the payment of costs and expenses), in trust to provide for the payment of the principal of and premium, if any, and interest on the Bonds. The Trust Agreement creates a Bond Fund and a Program Fund to be held by the Trustee. The moneys in each of such funds shall be held in trust and applied as provided in the Loan Agreement and pending application shall be subject to a lien and charge in favor of the Bondholders.

Program Fund

On the date of issuance of the Bonds, the proceeds from the sale of the Bonds (after reduction of the Underwriters´ discount) shall be deposited with the Trustee in the Program Fund. On such date, upon receipt by the Trustee of a requisition signed by an authorized representative of Banco Santander Puerto Rico, the Trustee shall pay the costs of issuance of the Bonds and deliver the net Bond proceeds to Banco Santander Puerto Rico, which shall thereafter be responsible for the disbursement of such funds to Users pursuant to Qualified Loans used to finance Qualified Projects in compliance with the Act and the Program Guide. On September 1, 2004 (or such later date as may be approved by AFICA), any balance of the proceeds of the Bonds not disbursed by Banco Santander Puerto Rico to fund Qualified Loans, shall be returned by Banco Santander Puerto Rico to the Trustee for deposit to the credit of the Program Fund. Such amounts shall be transferred to the Bond Fund and used to redeem Bonds pursuant to the Trust Agreement. Optional Full Prepayments shall be deposited to the credit of the Program Fund within five Business Days after receipt by Banco Santander Puerto Rico. Banco Santander Puerto Rico may, at any time within 90 days after receipt of any such Optional Full Prepayment, use such funds representing Optional Full Prepayments on deposit in the Program Fund to originate new Qualified Loans. After such 90-day period or on any other date elected by Banco Santander Puerto Rico prior to such 90th day, moneys remaining in the Program Fund on such date shall be transferred to the Bond Fund and on the next Interest Payment Date, commencing on September 1, 2004 the Trustee will use such funds to redeem Bonds in accordance with the Trust Agreement.

Bond Fund

There shall be deposited to the credit of the Bond Fund: (i) accrued interest, if any, on the Bonds paid by the purchasers thereof; (ii) all amounts paid as repayment or optional or mandatory prepayments under the Loan Agreement; (iii) any amount in the Program Fund to be transferred to the Bond Fund in accordance with the provisions of the Trust Agreement; and (iv) all other moneys received by the Trustee under and pursuant to any of the provisions of the Loan Agreement or otherwise which are permitted or required or are accompanied by directions from Banco Santander Puerto Rico or AFICA that such moneys are to be paid into the Bond Fund.

Investment of Funds

Moneys held for the credit of all funds and accounts under the Trust Agreement shall be invested in Investment Obligations in accordance with the instructions of Banco Santander Puerto Rico. Any such Investment Obligations shall mature not later than the respective dates when the money held for the cred it of such funds or accounts will be required for the purposes intended.

Investment Obligations are defined as Government Obligations and obligations of any agency or instrumentality whose obligations are backed by the full faith and credit of the United States of America and, to the extent from time to time permitted by law, (A) the obligations of (i) Federal National Mortgage Association, (ii) Federal Home Loan Banks, (iii) Federal Farm Credit System, (iv) Federal Home Loan Mortgage Corporation, and (v) Government National Mortgage Association (to the extent not included in Government Obligations); (B) repurchase agreements with financial institutions which are members of the Federal Reserve System or primary dealers in the United States Treasury market the short-term obligations of which institutions or dealers are rated at least "A-1" by S&P and "P-1" by Moody´s (or any similar rating to which it may be changed by each such rating agency) or whose long-term obligations are rated in one of the three highest rating categories by S&P and Moody´s (without regard to any gradations within such categories) secured by Government Obligations or by securities described in clause (A); provided, that such repurchase agreement must provide that the value of the underlying obligations shall be maintained at a current market value, calculated at least weekly, of not less than 104% of the repurchase price (or in the case such underlying obligations are obligations of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, of not less than 105% of the repurchase price), a legal opinion shall be furnished to the Trustee to the effect that the repurchase agreement meets guidelines under the laws of Puerto Rico for the legal investment of public funds, the Trustee shall be given a first priority security interest, no independent third party shall have a lien, such obligations repurchased must be transferred to the Trustee or an independent third party agent by physical delivery or by an entry made on the records of the issuer of such obligations, in either case, the entity should receive confirmation from the independent third party that those securities are being held in a safe-keeping account in the name of the entity (the trust or safe-keeping departments of broker-dealers or financial institutions selling investments or pledging collateral or underlying securities, or their custodial agents, are not considered independent third parties for the foregoing purposes), such repurchase agreement shall constitute a "repurchase agreement" within the meaning of Section 101 of the United States Bankruptcy ode, as amended, and any investment in a repurchase agreement shall mature within thirty (30) days; (C) debt obligations and commercial paper rated "A-1" or better by S&P and "P-1" or better by Moody´s; (D) U.S. Treasury Strips, REFCORP Strips and FICO Strips; (E) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by S&P of "A-1" or better and "P-1" or better by Moody´s; (F) certificates of deposit secured at all times by Government Obligations or collateral described in clause (A) which certificates are issued by commercial banks, savings and loan associations or mutual savings banks; provided that the collateral must be held by a third party and the Trustee must have a perfected first priority security interest in the collateral; (G) certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including the Bank Insurance Fund and the Savings Association Insurance Fund; (H) bonds or notes issued by any state, territory or municipality which are rated by S&P and Moody´s in one of the two highest rating categories (without regard to any gradations within such categories) assigned by such agencies; (I) federal funds or bankers´ acceptances with a maximum term of one year of any bank which has an unsecured , uninsured and unguaranteed obligation rating of "A-1" or better by S&P and "P-1" or better by Moody´s; (J) any P uerto Rico administered pool investment fund in which AFICA is statutorily permitted or required to invest; and (K) any other obligation, security or investment for which the Trustee shall have received written confirmation from S&P and Moody´s to the effect that no reduction in the rating on the Bonds by either of such rating agencies will result from the addition of such other obligation, security or investment. Any investment in Government Obligations or in obligations described in (A) above may be made in the form of an entry made on the records of the issuer of the particular obligation. Government Obligations are defined as (i) direct obligations of, or obligations the timely payment of principal of and interest on which are unconditionally guaranteed by, the United States of America, (ii) bonds, debentures or notes issued by Government National Mortgage Association, and (iii) any certificates or other evidences of an ownership of a proportionate interest in obligations or in specified portions thereof (which may consist of specified portions of the principal thereof or the interest thereon) of the character described in clause (i).

Events of Default

Each of the following events is an event of default under the Trust Agreement:

  failure to pay the principal of and premium, if any, and interest on the Bonds when the same shall become due and payable by AFICA;
  certain events of bankruptcy, receivership, insolvency, liquidation or similar proceedings involving Banco SantanderPuerto Rico; or

  any "event of default" (other than an event of default of the type described in (a) or (b) above) shall have occurred under the Loan Agreement and such event of default shall not have been remedied or waived. 20

Acceleration of Maturities

Upon (i) the happening and continuance of an event of default specified in paragraph (b) above, the Trustee shall, and upon (ii) the happening and continuance of any other event of default specified above, the Trustee may, and upon the written request of Holders of not less than 25% in aggregate principal amount of Bonds then outstanding shall, by notice in writing to AFICA, declare the principal of all the Bonds then outstanding (if not due and payable) to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable.

If at any time after the principal of Bonds shall have been declared to be due and payable, and before the entry of a final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under the Trust Agreement, moneys shall have accumulated in the Bond Fund sufficient to pay the principal of all Bonds then outstanding (except the principal of any Bonds due and payable solely as a result of such acceleration) and the interest accrued on such Bonds since the last payment date to which interest shall have been paid or duly provided for, interest on overdue installments of interest (to the extent permitted by law) at the rate or rates then borne by the Bonds, and the charges, compensation, expenses, disbursements, advances and liabilities of the Trustee, and all other amounts then payable by AFICA under the Trust Agreement shall have been paid or a sum sufficient to pay the sam e shall have been deposited with the Trustee, and every other default known to the Trustee in the observance or performance of any covenant, condition, agreement or p rovision contained in the Bonds or in the Trust Agreement shall have been cured or waived, then and in every such case the Trustee may, and upon the written direction of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall, by a notice in writing to AFICA and B anco Santander Puerto Rico, rescind and annul such declaration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

Enforcement of Remedies

The Holders of a majority of the aggregate principal of Bonds then outstanding will have the right, subject to indemnification of the T rustee, by an instrum ent or concurrent instruments in writing delivered to the Trustee, to direct the remedial proceedings to be taken by the Trustee under the Trust Agreement provided such directions are in accordance with law and the T rust Agreement and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such directions. No Bondholder will have any right to institute any suit, action or proceeding in equity or at law on any Bond or for the execution of any trust under the T rust Agreement, or for any other remedy under the Trust Agreement (other than to enforce Banco Santander Puerto Rico´s source of income covenants set forth in the Loan Agreement, in the case of a Qualifying Bondholder) unless: (i) such H older has previously given to the T rustee written notice of the event of default on account of which such suit, action or proceeding is to be instituted; (ii) the Holders of not less than 25% of the aggregate principal of Bonds then outstanding have requested the Trustee, after the right to exercise such powers or right of action, as the case may be, has accrued, and have afforded the Trustee a reasonable opportunity, either to proceed to exercise such powers or to institute such action, suit or proceeding in its or their name; (iii) the Trustee has been offered reasonable security and indemnity against the costs, expenses and liabilities to be incurred (including, without limitation, indemnification for environmental liability); and (iv) the Trustee has refused or neglected to comply with such request within a reasonable time. No one or more Bondholders will have any right, in any manner, to affect, disturb or prejudice any rights under the Trust Agreement, or to enforce any right thereunder, except in the manner therein provided. All suits, actions and proceedings at law or in equity must be instituted, had and maintained in the manner provided in the Trust Agreement and for the benefit of the Bondholders. Any individual right of action or other right given to one or more Bondholders by law is restricted bythe Trust Agreement to the rights and remedies therein provided.

Notwithstanding any other provision of the T rust Agreement, a Bondholder will have the right to institute suit for the enforcement of the payment of principal of and premium, if any, and interest on such Holder´s Bonds when due.

Supplemental Trust Agreements

The Trust Agreement may be amended or supplemented without the consent of the Bondholders: (a) to cure any ambiguity or to make any other provisions with respect to matters or questions arising under the Trust Agreement which shall not be inconsistent with the provisions of the Trust Agreement; or (b) to grant or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be so granted or conferred; or (c) to add to the covenants of AFICA for the benefit of the Bondholders or to surrender any right or power conferred upon AFICA under the Trust Agreement; or (d) to permit the qualification of the Trust Agreement under the T rust Indenture Act of 1939 or any similar Federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States, and to add to the T rust Agreement or any supplement or amendment thereto such other terms, conditions and provisions as may be required by said Trust Indenture Act of 1939 or similar Federal statute.

The Trust Agreement may be amended or supplemented with the consent of the holders of a majority of the principal of the Bonds at the time outstanding. However, without the consent of each Bondholder affected, any amendment to the Trust Agreement may not: (a) extend the time for the payment of the principal of and premium, if any, or the interest on any Bond; 21 or (b) reduce the principal of any Bond or the redemption premium, if any, or the rate of interest thereon; or (c) create any lien or security interest with respect to the Loan Agreement or the payments thereunder, other than the lien created by the Trust Agreement; or (d) give a preference or priority to any Bond or Bonds over any other Bond or Bonds; or (e) modify the Trust Agreement in any way which adversely affects the rights of the Bondholders under the Trust Agreement; or (f) reduce the aggregate principal of the Bonds required for consent to such supplement or amendment or any waiver thereunder.

The Trustee is not obligated to execute any proposed supplement or amendment if its rights, obligations and interests would be affected thereby. Nothing herein will affect any p reexisting rights to create liens set forth in the T rust Agreement. No amendment or supplement to the T rust Agreement, other than to cure any ambiguity, will become effective without the consent of Banco Santander Puerto Rico.

Amendments and Supplements to the Loan Agreement

The Loan Agreement, excluding the Program Guide, may be amended or supplemented without the consent of the Bondholders: (a) to cure any ambiguity or formal defect or omission therein or, in any supplement thereto; (b) to grant to or confer upon AFICA or the Trustee for the benefit of the Bondholders any additional rights, remed ies, powers, benefits, authority or security that may lawfully be granted to or conferred upon AFICA, the Trustee or the Bondholders; (c) to add to the covenants of Banco Santander Puerto Rico for the benefit of the Bondholders or to surrender any right or power therein conferred upon Banco Santander Puerto Rico; or (d) in connection with any other change which, in the judgment of the Trustee, will not restrict, limit or reduce the obligation of Banco Santander Puerto Rico to make the payments under the Loan Agreement, respectively, or to pay the principal of and premium, if any, and the interest on the Bonds or otherwise impair the security of the Bondholders under the T rust Agreement, provided such action shall not materially adversely affect the interests of the Bondholders.

The Program Guide may be amended by AFICA and Banco Santander Puerto Rico without the consent of the Trustee or the Bondholders, provided that any such amendment shall not materially adversely affect the interests of the Bondholders.

Other than for the purposes of the above paragraph, the Loan Agreement may be amended or supplemented with the approval of the Holders of not less than a majority of the princip al of the Bonds at the time outstanding. No amendment or supplement to the Loan Agreement will become effective without the consent of the Trustee and, in the case of the Program Guide, AFICA.

Defeasance

Any Bond will be deemed paid and no longer entitled to any security under the Trust Agreement upon satisfaction of certain conditions and the deposit with the Trustee of sufficient funds, or direct obligations of the United States of America or obligations unconditionally guaranteed by the United States of America, the principal of and the interest on which, when due (without any reinvestment thereo f), will provide moneys which will be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on such Bond. If any Bond is not to be redeemed or does not mature within 60 days after such deposit, Banco Santander Puerto Rico must give irrevocable instructions to the Trustee to give notice, in the same manner as notice of redemption, that such deposit has been made. The Bonds shall not be deemed paid unless the Trustee shall have received an opinion of counsel experienced in tax matters under the Code to the effect that, assuming continued compliance by Banco Santander Puerto Rico with the source of income covenants of the Loan Agreement, the deposit of said obligations or moneys would not adversely affect the interest received by the Bondholders as income from sources within Puerto Rico.

TAX MATTERS

  In the opinion of Pietrantoni Méndez & Alvarez LLP, Bond Counsel, under the provisions of the Acts of Congress and the laws of Puerto Rico now in force:
  Interest on, and gain on the disposition of, the Bonds is exempt from Commonwealth income and withholding taxes including the alternative minimum tax imposed by the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code").
  The Bonds are exempt from property taxes imposed by the Municipal Property Tax Act of 1991, as amended, and the interest thereon is exempt from municipal license taxes imposed by the Municipal License Tax Act of 1974, as amended.
  The Bonds are exempt from Commonwealth gift tax with respect to donors who are residents of Puerto Rico at the time the gift is made and exempt from Commonwealth estate tax with respect to estates of decedents who are residents of Puerto Rico at the time of death, except for United States citizens who did not acquire their United States citizenship solely by reason of birth or residence in Puerto Rico. Other individuals should consult their tax advisors with respect to the precise determination of the estate and gift tax consequences arising from a transfer of the Bonds by inheritance or gift.
  The Bonds will be considered an obligation of an instrumentality of Puerto Rico for purposes of (i) the non-recognition of gain rules of Section 1112(f)(2)(A) of the PR Code applicable to certain involuntary conversions and (ii) the exemption from the surtax imposed by Section 1102 of the PR Code available to corporations and partnerships that have a certain percentage of their net income invested in obligations of instrumentalities of Puerto Rico and certain other investments.
  Interest on the Bonds constitutes "industrial development income" under Section 2(j) of the P uerto Rico Industrial Incentives Act of 1963, the Puerto Rico Industrial Incentives Act of 1978, the Puerto Rico T ax Incentives Act of 1987, and the Puerto Rico Tax Incentives Act of 1998, as amended (collectively, the "Acts"), when received by a holder of a grant of tax exemption under any of the Acts that acquired the Bonds with "eligible funds", as such term is defined in the Acts.

The PR Code does not provide rules with respect to the treatment of the excess of the amount due at maturity of a Bond over its initial offering price ("original issue discount"). Under the current administrative practice followed by the Puerto Rico Department of the Treasury, original issue discount is treated as interest. Prospective owners of the Bonds, including but not limited to financial institutions, should be aware that ownership of the Bonds may result in having a portion of their interest expense and other expenses allocable to interest or original issue discount on, and any gain derived on the sale or exchange of, the Bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Commonwealth income tax purposes. In the opinion of Bond Counsel, based upon the provisions of the Code now in force:

1. interest on the Bonds is not excludable from the gross income of the recipients thereof for federal income tax purposesunder Section 103(a) of the Code;

2. if (i) Banco Santander Puerto Rico is engaged in trade or business in Puerto Rico during each taxable year when interest on the Bonds is paid; (ii) for the three-year period ending with the close of Banco Santander Puerto Rico´s taxable year immediately preceding the payment of interest on the Bonds more than 20% of Banco Santander Puerto Rico´s gross income is, was or will be (a) derived from sources within Puerto Rico, as determined under subchapter N of the Code and (b) attributable to the active conduct of a trade or business within Puerto Rico, such determination to be made under Section 861(c)(1)(B)(ii) of the Code and (iii) such interest is not treated as paid by a trade or business conducted by Banco Santander Puerto Rico outside Puerto Rico, such determination to be made under Section 884 (f)(1)(A) of the Code and the regulations thereunder, then (a) in the case of an individual who is a bona fide resident of Puerto Rico during an entire taxable year, interest on the Bonds received by, or "original issue discount" (within the meaning of the Code and hereafter referred to as "OID") on the Bonds otherwise required to be recognized as gross income and accrued to, such individual during such taxable year, will constitute gross income from sources within Puerto Rico and therefore, is excludable from gross income for purposes of the Code pursuant to section 933(1) thereof, and (b) interest on the Bonds derived by, or OID on the Bonds otherwise required to be recognized as gross income and accrued to, a corporation organized under the laws of Puerto Rico or any other foreign country, as determined for purposes of the Code ("foreign corporations"), is not subject to taxation under the Code, provided that (w) such foreign corporation is not a foreign personal holding company, a controlled foreign corporation or a passive foreign investment company under the Code, (y) such foreign corporation is not treated as a domestic corporation for purposes of the Code and (z) interest on the Bonds and OID is not effectively connected with the conduct of a trade or business in the U nited States by such foreign corporation.

United States taxpayers, other than individuals who are bona fide residents of Puerto Rico during the entire taxable year, may be subject to federal income tax on any gain realized upon the sale or exchange of the Bonds. Pursuant to Notice 89-40 issued by the United States Internal Revenue Service on March 27, 1989, gain realized on the sale or exchange of the Bonds (excluding OID accrued under the Code as of the date of such sale or exchange) by an individual who is a bona fide resident of Puerto Rico during the entire taxable year and that is a resident of Puerto Rico for purposes of Section 865(g)(1) of the Code will constitute Commonwealth source income and, therefore, qualify for the exclusion provided in Section 933(1) of the Code, provided said Bonds do not constitute inventory in the hands of such individual. The opinion of Bond Counsel regarding the tax consequences under the Code and the PR Code arising from ownership or disposition of the Bonds is limited to the above.

RATINGS

The Bonds are rated "A1" by Moo dy´s Investors Service ("Moody´s") and "A" by Standard & Poor´s Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). In the opinion of Moody´s, bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future. Moody´s applies numerical modifiers 1, 2 and 3 in each generic rating classification from A through B. The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category. In the opinion of S&P, debt rated "A" has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. There is no assurance that such ratings will remain in effect for any given period or that they will not be revised downward or withdrawn entirely by such organizations if, in their sole judgment, circumstances so warrant. Any such downward revision or withdrawal of such ratings may have an adverse effect on the market prices of the Bonds.

The ratings given to the Bonds reflects only the views of the above rating organizations. An explanation of the significance of such ratings may be obtained only from S&P at 55 Water Street, New York, New York 10041, telephone number (212) 208-8000 and from Moody´s at 99 Church Street, New York, New York 10007, telephone number (212) 553-0470. The ratings do not constitute a recomm endation to buy, sell or hold the Bonds.

LEGAL INVESTMENT

The Bonds will be eligible for deposit by banks in Puerto Rico to secure public funds and will be approved investments for insurance companies to qualify them to do business in Puerto Rico as required by law.

UNDERWRITING

The Underwriters of the Bonds are Santander Securities Corporation ("Santander Securities"), 221 Ponce de León Avenue, Suite 600, San Juan, Puerto Rico; Salomon Smith Barney, 270 Muñoz Rivera Avenue, Fourth Floor, San Juan, Puerto Rico; Oriental Financial Services, 268 Muñoz Rivera Avenue, Hato Rey Tower, Suite 501, San Juan, Puerto Rico; Popular Securities, 209 Muñoz Rivera Avenue, Suite 1020, San Juan, Puerto Rico; and Prudential Securities, Inc., Royal Bank Building, 255 Ponce de León Avenue, San Juan, Puerto Rico. Santander Securities is an affiliate of Banco Santander Puerto Rico and from time to time engages in transactions with and performs services for Banco Santander Puerto Rico and its subsidiaries in the ordinary course of business.

Subject to the terms and conditions of a certain bond purchase agreement between AFICA, and the Underwriters (the "Bond Purchase Agreement"), AFICA has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from AFICA, all of the Bonds at the purchase price of $24,562,500 plus accrued interest, if any.

The Underwriters propose initially to offer the Bonds to the public, when, as and if issued by AFICA and accepted by the Underwriters, at the initial public offering price set forth or derived from information shown on the front cover page of this Official Statement. The initial offering price may be changed from time to time by the Underwriters. The Underwriters may offer and sell the Bonds to certain dealers (including dealers depositing Bonds into investment trusts) and others at prices lower than the initial public reoffering prices stated or derived from information shown on the front cover page hereof.

The Bond Purchase Agreement will provide that the obligations of the Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The Underwriters are committed to purchase all of the Bonds if any are purchased.

Banco Santander Puerto Rico will agree to indemnify the Underwriters and AFICA against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

Legal matters incident to the authorization, issuance and sale of the Bonds and with regard to the tax-exempt status thereof are subject to the unqualified approving opinion of Pietrantoni Méndez & Alvarez LLP, San Juan, Puerto Rico, Bond Counsel. Certain legal matters will be passed upon for Banco Santander Puerto Rico by Fiddler González & Rodríguez, LLP, San Juan, Puerto Rico, and for the Underwriters by O´Neill & Borges, San Juan, Puerto Rico.

CONTINUING DISCLOSURE AGREEMENT

Banco Santander Puerto Rico will enter into a Continuing Disclosure Agreement with the Trustee wherein Banco Santander Puerto Rico will covenant for the benefit of the Bondholders and the Beneficial Owners of the Bonds to file within 120 days after the end of each fiscal year, with each nationally recognized municipal securities information repository ("NRMSIR") and with any Commonwealth state information depository ("SID"), core financial information and operating data for such fiscal year, including (i) audited financial statements prepared in accordance with generally accepted accounting principles in effect from time to time, and (ii) operating and financial data of the type generally found in its Annual Report to Shareholders. This covenant, and the covenant described below relating to the filing of notice of certain events, have been made in order to assist the Underwriters in complying with paragraph (b)(5) of Rule 15c2-12 ("Rule 15c2 -12") under the Securities Exchange Act of 1934, applicable to offerings of municipal securities such as the Bonds. So long as Banco Santander Puerto Rico is subject to the informational and other requirements of Section 13 and Section 14 of the Securities Exchange Act of 1934 applicable to issuers of publicly-traded securities, Banco Santander Puerto Rico expects to provide this core financial information and operating data by filing with each NRMSIR and with any Puerto Rico SID copies of its Annual Report to Shareholders, as filed with the FDIC. However, Banco Santander Puerto Rico prepared and filed with the FDIC its 2000 Annual Report to Shareholders in order to comply with the informational and other requirements of Section 13 and Section 14 of the Securities Exchange Act, not in order to comply with the requirements of Rule 15c2-12. The scope of information included in such Annual Report was determined pursuant to the requirements of Section 13 and Section 14 of the Securities Exchange Act, and not pursuant to the requirements of Rule 15c2-12. Accordingly, in the event that at any time in the future Banco Santander Puerto Rico ceases to be subject to the informational requirements of Section 13 and Section 14 of the Securities Exchange Act, Banco Santander Puerto Rico reserves the right to modify the scope and format of the financial information and operating data filed with each NRMSIR, provided that such financial information and operating data will include at least its audited financial statements prepared in accordance with generally accepted accounting principles and information of the type generally found in items 1, 2, 3, 7 and 7A of its Annual Report on Form 10-K.

Banco Santander Puerto Rico will covenant also to file in a timely manner, with each NRMSIR or with the Municipal Securities Rulemaking B oard ("MSRB"), and with any Commonwealth SID, notice of failure to comply with the covenant to file the core financial information and operating data set forth in the preceding paragraph and notice of any of the following events with respect to the Bonds, if material:

  principal and interest payment delinquencies;
  non-payment related defaults;
  unscheduled draws on debt service reserves reflecting financial difficulties;
  unscheduled draws on credit enhancements reflecting financial difficulties;
  substitution of credit or liquidity providers, or their failure to perform;
  adverse tax opinions or events affecting the tax-exempt status of the Bonds, including the occurrence of an Event of Taxability;
  modifications to rights of holders of the Bonds;
  bond calls;
  defeasances;
  release, substitution, or sale of property securing repayment of the Bonds; and
  rating changes.

Events (iv) and (v) - Banco Santander Puerto Rico does not undertake to provide any notice with respect to cred it enhancement added after the primary offering of the Bonds, unless Banco Santander Puerto Rico applies for and participates in obtaining the enhancement.

Event (vi) - For information on the tax status of the Bonds, see Tax Matters.

Event (viii) - Banco Santander Puerto Rico does not undertake to provide the above-described event notice of a scheduled redemption, not otherwise contingent upon the occurrence of an event, if the terms, dates and amounts of redemption are set forth in detail in this Official Statement under The Bonds -- Redemption.

Banco Santander Puerto Rico entered into similar continuing disclosure agreements in connection with the issuance of the Series A Bonds in 1998, the Series B Bonds in 1999 and the Series C Bonds in 2000. Due to an inadvertent omission, Banco Santander Puerto Rico filed its 1998 Annual Report after its due date and did not file notices of rating changes on a timely basis with NRMSIR.

As of the date of this Official Statement, there was no Commonwealth SID, and the nationally recognized municipal securities information repositories are: Bloomberg M unicipal Repository, 100 Business Park Drive, Skillman, New Jersey 08558; DPC Data Inc., One Executive Drive, Fort Lee, New Jersey 07024; FT Interactive Data, 100 Williams Street, New York, New York 10038, Attn: NRMSIR; Standard & Poor´s J.J. Kenny Repository, 55 Water Street, 45th Floor, New York, New York 10041.

Banco Santander Puerto Rico may from time to time choo se to provide notice of the occurrence of certain other events in addition to those listed above if, in the judgment of Banco Santander Puerto Rico, such other events are material with respect to the Bonds, but Banco Santander Puerto Rico does not undertake to provide any such notice of the occurrence of any material event except those events listed above.

Banco Santander Puerto Rico acknowledges that its undertakings pursuant to the Rule described above are intended to be for the benefit of the Bondholders, and shall be enforceable by any such Bondholders; provided that the right to enforce the provisions of its undertakings shall be limited to a right to obtain specific enforcement of its obligations hereunder. Failure by Banco Santander Puerto Rico to comply with the undertakings will not constitute an event of default under the Loan Agreement, the Trust Agreement or the Bonds. Failure by Banco Santander Puerto Rico to comply with the undertakings must be reported in accordance with the Rule and must be considered by any broker, dealer or municipal securities dealer before recommending the purchase or sale of the Bonds in the secondary market. Consequently, any such failure may adversely affect the transferability and liquidity of the Bonds and their market prices.

No Bondholder may institute any suit, action or proceeding at law or in equity ("Proceeding") for the enforcement of the foregoing covenants or for any remedy for breach thereof, unless such Bondholder shall have filed with Banco Santander Puerto Rico written notice of a request to cure such breach, and Banco Santander Puerto Rico shall have refused to comply within a reasonable time. All Proceedings shall be instituted only as specified in such Continuing Disclosure Agreement in any Federal or Commonwealth court located in the Municipality of San Juan, and for the equal benefit of all Bondholders of the outstanding Bonds benefitted by the same or a substantially similar covenant, and no remedy shall be sought or granted other than specific performance by Banco Santander Puerto Rico of the covenant at issue. Notwithstanding the foregoing, no challenge to the adequacy of the information provided in accordance with the filings mentioned above may be prosecuted by any Bondholder except in compliance with the remedial and enforcement provisions contained in the Trust Agreement. See The Trust Agreement - Enforcement of Remedies.

The abo ve covenants may only be amended or waived if:

  the amendment or waiver is made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature or status of Banco Santander Puerto Rico; the covenants, as amended, or the provision as waived, would have complied with the requirements of the Rule at the time of award of the Bond s, after taking into account any amendments or change in circumstance; and the amendment does not materially impair the interests of the Bondholders, as determined by parties unaffiliated with Banco Santander Puerto Rico, or all or any part of the Rule, as interpreted by the staff of the SEC at the date of the adoption of such interpretation, ceases to be in effect for any reason, and Banco Santander Puerto Rico elects that the above covenants shall be deemed amended accordingly.

Any assertion of beneficial ownership must be filed, with full documentary support, as part of the written request described above.

PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL

MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES

FINANCING AUTHORITY

By:	/s/ Yesef Y. Cordero
Assistant Executive Director

APPROVED:

BANCO SANTANDER PUERTO RICO

By:
President

APPENDIX I

[FORM OF OPINION OF BOND COUNSEL]

August , 2001

Puerto Rico Ind ustrial, Tourist,

Educational, Medical and Environmental

Control Facilities Financing Authority

San Juan, Puerto Rico

Ladies and Gentlemen:

We have examined Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the "Act"), creating the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority"), a body corporate and politic constituting a public corporation and governmental instrumentality of the

Commonwealth of Puerto Rico (the "Commonwealth"). We have also examined certified copies of the resolution of the Authority authorizing the execution and delivery of the Trust Agreement and the Loan Agreement, each hereinafter referred to, and certified copies of the proceedings and other proofs submitted relative to the authorization, issuance and sale of the following bonds (the "Bonds"):

$25,000,000

Puerto Rico Industrial, Tourist, Educational, Medical and

Environmental Control Facilities Financing Authority

Revenue Bonds, Series D

(AFICA - SANTANDER Loan Program)

maturing on December 1, 2021, bearing interest at the rate, subject to redemption and having such other details, all as set forth in a Trust Agreement, dated the date hereof (the "Trust Agreement"), by and between the Authority and State Street Bank and Trust Company, N.A., trustee (the "Trustee"), and the resolution of the Authority authorizing the issuance and sale of the Bonds.

The Bonds are being issued for the purpose of providing funds to Banco Santander Puerto Rico (Banco Santander Puerto Rico) to make small and medium size loans to qualified projects under a loan program established by Banco Santander Puerto Rico and pay certain expenses incurred in connection with the issuance and sale of the Bonds. The Authority will lend the proceeds of the Bonds to Banco Santander Puerto Rico pursuant to a Loan Agreement, dated as of the date hereof (the "Loan Agreement"), by and between the Authority and Banco Santander Puerto Rico. Pursuant to the Loan Agreement, Banco Santander Puerto Rico is obligated to make payments in installments sufficient to pay the principal of, premium, if any, and the interest on the Bonds as the same shall become due and payable. The Loan Agreement and the Trust Agreement provide that the installments shall be paid directly to the Trustee and shall be deposited to the credit of a special fund created by the Trust Agreement and designated "Revenue Bonds, Series D (AFICA-SANTANDER Loan Program) Bond Fund (the "Bond Fund"), which special fund is charged with the payment of the princip al of, premium, if any, and interest on the Bonds. In addition, the rights of the Authority under the Loan Agreement, except for certain rights of the Authority, have been assigned to the Trustee.

Reference is made to the opinion of even date hereunder of Fiddler González & Rodríguez, LLP, San Juan, Puerto Rico, counsel to Banco Santander Puerto Rico, with respect to, among other matters, the organization and good standing of Banco Santander Puerto Rico, the power of Banco Santander Puerto Rico to enter into and perform the Loan Agreement, the due authorization, execution and delivery of said agreement by Banco Santander Puerto Rico and as to the valid and binding nature and effect thereof with respect to Banco Santander Puerto Rico.As to any questions of fact material to our opinion, we have relied upon representations of the Authority and Banco Santander Puerto Rico contained in the Trust Agreement and the Loan Agreement, the certified proceedings and other certifications of Banco Santander Puerto Rico (including certifications as to the use of Bond proceeds), without undertaking to verify the same by independent investigation. For purposes of this opinion, we assume that Banco Santander Puerto Rico shall comply with all of its covenants in the Loan Agreement, particularly those dealing with the source of income and that the proceeds of the Bonds will be used in accordance with the provisions of the Trust Agreement.

We have also examined one of the Bonds as executed and authenticated.

From such examination and based on the provisions of the laws of the Commonwealth and the United States as now in force, we are of the opinion that:

  The Act is valid.
  The proceedings of the Authority in connection with the authorization, issuance and sale of the Bonds and the authorization, execution and delivery by the Authority of the Loan Agreement and the Trust Agreement have been validly and legally taken.

  The Trust Agreement and the Loan Agreement have been duly authorized, executed and delivered by the Authority and constitute legal, valid and binding obligations of the Authority enforceable in accordance with their terms.
  4. The Bonds have been duly authorized, executed and delivered by the Authority and, upon authentication by the Trustee, constitute legal, valid and binding obligations of the Authority, payable solely from the Bond Fund and other availab le funds to the extent provided in the Trust Agreement, and are entitled to the benefit and security of the Trust Agreement.
  All rights, title and interest of the Authority in and to the Loan Agreement (except certain rights of the Authority, including its rights to payment of expenses and indemnity) have been validly assigned to the Trustee.

  The Bonds are not a debt of either the Commonwealth or any of its political subdivisions, other than the Authority, and neither the Commonwealth nor any such political subdivision, other than the Authority, shall be liable thereon.
  Interest on, and gain on the disposition of, the Bonds is exempt from Commonwealth income and withholdings taxes, including the alternative minimum tax imposed by the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code").
  The Bonds are exempt from Commonwealth property taxes imposed by the Municipal Property Tax Act of 1991, as amended, and interest thereon is exempt from municipal license taxes imposed by the Municipal License Tax Act of 1974, as amended.
  The Bonds are exempt from Commonwealth gift tax with respect to donors who are residents of the Commonwealth at the time the gift is made and exempt from Commonwealth estate tax with respect to estates of decedents who are residents of the Commonwealth at the time of death, except for United States citizens who did not acquire their United States citizenship solely by reason of birth or residence in the Commonwealth. Other individuals should consult their tax advisors with respect to the precise determination of the estate and gift tax consequences arising from a transfer of the Bonds by inheritance or gift.
  The Bonds will be considered an obligation of an instrum entality of Puerto Rico for purposes of (i) the nonrecognition of gain rules of Section 1112(f)(2)(A) of the PR Code applicable to certain involuntary conversions and (ii) the exemption from the surtax imposed by Section 1102 of the PR Code available to corporations and partnerships that have a certain percentage of their net income invested in ob ligations o f instrumentalities of Puerto Rico and certain other investments.
  Interest on the Bonds constitutes "industrial development income" under Section 2(j) of the Puerto Rico Industrial Incentives Act of 1963, the Puerto Rico Industrial Incentives Act of 1978, the Puerto Rico Tax Incentives Act of 1987, and the Puerto Rico Tax Incentives Act of 1998, as amended (collectively, the "Acts"), when received by a holder of a grant of tax exemption under any of the Acts that acquired the Bonds with "eligible funds", as such term is defined in the Acts.
  Interest on the Bonds is not excludable from the gross income of the recipients thereof for federal income tax purposes under Section 103(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").
  If (i) Banco Santander Puerto Rico is engaged in trade or business in the Commonwealth during each taxable year when interest on the Bonds is paid; (ii) for the three-year period ending with the close of Banco Santander Puerto Rico´s taxable year immediately preceding the payment of interest on the Bonds more than 20% of Banco Santander Puerto Rico´s gross income is, was or will be (a) derived from sources within the Commonwealth, as determined under subchapterN of the Code and (b) attributable to the active conduct of a trade or business within the Commonwealth, such determination to be made under Section 861(c)(1)(B)(ii) of the Code and (iii) such interest is not treated as paid by a trade or business conducted by Banco Santander Puerto Rico outside the Commonwealth, such determination to be made under Section 884(f)(1)(A ) of the Code and the regulations thereunder, then (a) in the case of an individual who is a bona fide resident of the Commonwealth during an entire taxable year, interest on the Bonds received by, or "original Issue discount" (within the meaning of the Code and hereafter referred to as "OID") on the Bonds otherwise required to be recognized as gross income and accrued to, such individual during such taxable year, will constitute gross income from sources within the Commonwealth and therefore, is excludable from gross income for purposes of the Co de pursuant to section 933(1) thereo f, and (b) interest on the Bonds derived by, or OID on the Bonds otherwise required to be recognized as gross income and accrued to, a corporation organized under the laws of the Commonwealth or any other foreign country, as determined for purposes of the Code ("foreign corporations"), is not subject to taxation under the Code, provided that (w) such foreign corporation is not a foreign personal holding company, a controlled foreign corporation or a passive foreign investment company under the Code, (y) such foreign corporation is not treated as a domestic corporation for purposes of the Code and (z) interest on the Bonds and OID is not effectively connected with the conduct of a trade or business in the United Statesby such foreign corporation.

United States taxpayers, other than individuals who are bona fide residents of the Commonwealth during the entire taxable year, may be subject to federal income tax on any gain realized upon the sale or exchange of the Bonds. Pursuant to Notice 89-40, issued by the United States Internal Revenue Service on March 27, 1989, realized gain on the sale or exchange of Bonds (excluding OID accrued under the Code as of the date of such sale or exchange) by an individual who is a bona fide resident of the Commonwealth during the entire taxable year and that is a resident of the Commonwealth for purposes of Section 865(g)(1) of the Code will constitute Commonwealth source income and, therefore, qualify for the exclusion under Section 933(1) of the Code, provided said Bo nds do not constitute inventory in the hands of such individual.

The PR Code does not provide rules with respect to the treatment of the excess of the amount due at maturity of a Bond over its initial offering price ("original issue discount"). Under the current administrative practice followed by the Puerto Rico Department of the Treasury, original issue discount is treated as interest. Prospective owners of the Bonds, including but not limited to financial institutions, should be aware that ownership of the Bonds may result in having a portion of their interest expense and other expenses allocable to interest or original issue discount on, and any gain derived on the sale or exchange of, the Bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Commonwealth income tax purposes.

Other than as described herein, we have not addressed, and we are not opining upon, the federal or Commonwealth income tax consequences to any investor of the ownership of, receipt or accrual on interest on, or disposition of the Bonds.

The enforceability of the T rust Agreement and the Loan Agreement and the obligations o f the parties thereto with respect to such documents are subject to bankruptcy, insolvency, fraud ulent conveyance, moratorium or reorganization laws and other laws affecting creditors´ rights generally. To the extent that the remedies under the Trust Agreement and the Loan Agreement require or may require enforcement by a court of equity, the enforceability thereof may be limited by such principles of equity as the court having jurisdiction may impose.

Respectfully yours,

[To be signed "Pietrantoni Méndez & Alvarez LLP"]

INDEX OF DEFINED TERMS

Term Page

Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Bond Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Bond Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Commonwealth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Cut-Off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Direct Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Event of Taxability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Extraordinary Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

GDB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Governing Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Moody´s . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

MSRB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . .

NRMSIR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Optional Full Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..

Ordinary Principal Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

PR Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . .

Program Guide . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . .

Puerto Rico . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Qualified Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Qualified Projects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Qualifying Bondholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Santander Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Users . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .